Exhibit 99.1
THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
FINANCIAL STATEMENTS
FOR THE YEARS ENDED
31 DECEMBER 2007, 2008 AND 2009

REPORT OF INDEPENDENT AUDITORS
TO THE BOARD OF DIRECTORS OF MEADVILLE HOLDINGS LIMITED
In our opinion, the accompanying combined statements of financial positions and the related combined statements of income, comprehensive income, changes in equity and cash flows present fairly, in all material respects, the financial position of the Printed Circuit Board Business of Meadville Holdings Limited (the “PCB Business”) as at 31 December 2007, 2008 and 2009 and the results of its operations and its cash flows for the years ended 31 December 2007, 2008 and 2009 in conformity with Hong Kong Financial Reporting Standards. These financial statements are the responsibility of the PCB Business’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
Hong Kong Financial Reporting Standards vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 34 to the combined financial statements.
/s/ PricewaterhouseCoopers
Hong Kong, 15 March 2010

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED INCOME STATEMENTS

		Year ended 31 December
		2007	2008	2009
	Note	HK$’000	HK$’000	HK$’000

Revenue	5	4,108,638	5,212,437	4,840,778
Cost of sales	9	(3,150,277)	(4,205,020)	(3,937,018)

Gross profit		958,361	1,007,417	903,760
Other income	6	161,330	158,810	137,722
Selling and distribution expenses	9	(199,790)	(227,397)	(238,960)
General and administrative expenses	9	(200,869)	(259,762)	(409,231)
Share award expenses	7,9	(226,097)	(10,601)	(15,581)

Operating profit		492,935	668,467	377,710
Interest income	10	28,507	17,440	6,148
Finance costs	11	(104,311)	(129,359)	(82,433)

Profit before income tax		417,131	556,548	301,425
Income tax expense	12	(64,193)	(72,895)	(68,798)

Profit for the year		352,938	483,653	232,627

Attributable to:
Equity holders of the PCB Business		246,094	376,071	140,078
Minority interests		106,844	107,582	92,549

		352,938	483,653	232,627

The notes on pages 11 to 77 are an integral part of these financial statements.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Profit for the year	352,938	483,653	232,627

Other comprehensive income
Exchange differences	100,657	82,304	7,767
Fair value loss of available-for-sale financial asset	—	(454)	(2,921)
Cash flow hedge
- change in fair value of hedging instruments	—	—	19,530
- transfer to income statement upon change in fair value of hedged items	—	—	(15,232)
- transfer to property, plant and equipment	—	—	(191)

Other comprehensive income for the year, net of tax	100,657	81,850	8,953

Total comprehensive income for the year	453,595	565,503	241,580

Total comprehensive income attributable to:
Equity holders of the PCB Business	327,997	436,370	147,977
Minority interests	125,598	129,133	93,603

	453,595	565,503	241,580

The notes on pages 11 to 77 are an integral part of these financial statements.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF FINANCIAL POSITION

		At 31 December
		2007	2008	2009
	Note	HK$’000	HK$’000	HK$’000
Assets
Non-current assets
Property, plant and equipment	14	3,821,412	4,941,778	4,804,974
Leasehold land and land use rights	15	143,042	147,256	143,819
Intangible assets	16	149,899	22,159	21,019
Available-for-sale financial asset	17	21,089	20,635	17,714
Derivative financial instruments	23	—	—	19,224
Deferred tax assets	24	13,124	32,517	40,931
Loan to a fellow subsidiary	29	—	41,074	—

		4,148,566	5,205,419	5,047,681

Current assets
Inventories	18	398,420	427,053	450,487
Debtors and prepayments	19	1,480,853	1,163,672	1,097,327
Derivative financial instruments	23	—	—	306
Amounts due from fellow subsidiaries	29	244,296	390,242	—
Amount due from intermediate holding company	30	40,177	—	—
Amount due from a minority shareholder	28	39,055	—	—
Taxation recoverable		3,500	19,269	7,107
Cash and bank balances	20	402,822	797,874	850,109

		2,609,123	2,798,110	2,405,336

Total assets		6,757,689	8,003,529	7,453,017

Equity
Capital and reserves	21	1,524,327	1,371,198	1,800,876
Minority interests in equity		335,728	405,411	556,412

Total equity		1,860,055	1,776,609	2,357,288

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF FINANCIAL POSITION (CONTINUED)

		At 31 December
		2007	2008	2009
	Note	HK$’000	HK$’000	HK$’000
Liabilities
Non-current liabilities
Borrowings	22	1,679,147	2,763,230	2,815,156
Derivative financial instruments	23	—	17,350	12,805
Deferred tax liabilities	24	65,183	79,520	75,550
Financial liabilities	25	264,394	151,270	162,365
Long-term other payables	26	115,658	74,564	62,870

		2,124,382	3,085,934	3,128,746

Current liabilities
Creditors and accruals	27	1,270,757	1,388,419	1,084,023
Amounts due to fellow subsidiaries	29	99,838	88,481	128,396
Amount due to immediate holding company	30	290,000	643,961	47,381
Amount due to a minority shareholder	28	173,677	169,659	111,278
Amount due to a subsidiary of a minority shareholder	28	5,040	12,338	19,919
Borrowings	22	908,288	823,013	554,932
Derivative financial instruments	23	—	8,015	—
Taxation payable		25,652	7,100	21,054

		2,773,252	3,140,986	1,966,983

Total liabilities		4,897,634	6,226,920	5,095,729

Total equity and liabilities		6,757,689	8,003,529	7,453,017

Net current (liabilities)/ assets		(164,129)	(342,876)	438,353

Total assets less current liabilities		3,984,437	4,862,543	5,486,034

The notes on pages 11 to 77 are an integral part of these financial statements.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF CASH FLOWS

			Year ended 31 December
			2007	2008	2009
	Note		HK$’000	HK$’000	HK$’000
Cash flows from operating activities
Profit before income tax			417,131	556,548	301,425
Adjustments for:
- Finance costs			104,311	129,359	82,433
- Interest income			(28,507)	(17,440)	(6,148)
- Impairment of intangible assets			—	19,860	—
- Impairment of property, plant and equipment			10,612	—	21,504
- Amortisation of intangible assets			1,337	2,991	1,170
- Amortisation of leasehold land and land use rights			2,167	3,600	3,641
- Depreciation of property, plant and equipment			278,664	420,885	487,524
- Dividend income from available-for-sale financial asset			—	—	(1,971)
- Loss on disposal/written-off of property, plant and equipment			2,563	19,493	10,235
- Gain on adjustment for contingent consideration in relation to business combination			—	(13,933)	(13,425)
- Net exchange differences			(48,270)	(138,453)	(2,050)
- Share award expenses			226,097	10,601	15,581

Operating profit before working capital changes			966,105	993,511	899,919
Changes in:
Inventories			(104,073)	(28,633)	(23,434)
Debtors and prepayments			(149,822)	317,181	66,345
Restricted bank balances			(2,477)	(1,972)	(1,337)
Creditors and accruals			387,728	117,662	(304,396)
Long-term other payables			115,658	(41,094)	(11,694)
Amounts due from/(to) fellow subsidiaries	32	(c)	(210,912)	(157,303)	156,692
Amount due from intermediate holding company			(40,177)	40,177	—
Amount due to immediate holding company	32	(c)	290,000	353,961	(56,995)
Amount due to a related party			(7,859)	—	—
Amounts due from/(to) minority shareholders			14,704	(25,429)	2,085
Amount due to a subsidiary of a minority shareholder			(5,676)	7,298	7,581

Cash generated from operating activities			1,253,199	1,575,359	734,766
Interest received			28,507	17,440	6,148
Interest paid			(104,311)	(88,118)	(85,844)
Hong Kong profits tax paid			(4,451)	(3,226)	—
Overseas tax paid			(70,693)	(110,083)	(54,931)

Net cash generated from operating activities			1,102,251	1,391,372	600,139

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)

			Year ended 31 December
			2007	2008	2009
	Note		HK$’000	HK$’000	HK$’000
Cash flows from investing activities
Purchase of property, plant and equipment			(1,218,320)	(1,347,624)	(377,051)
Proceeds from sale of property, plant and equipment			3,370	2,650	3,105
Acquisition of a subsidiary, net of bank balances and cash acquired	32	(a)	(694,715)	—	—
Purchase of available-for-sale financial asset			(21,089)	—	—
Dividends received from available-for-sale financial asset			—	—	1,971

Net cash used in investing activities			(1,930,754)	(1,344,974)	(371,975)

Cash flows from financing activities
New borrowings			3,030,033	3,355,784	1,249,780
Repayment of borrowings			(2,030,992)	(2,382,602)	(1,440,309)
Capital contribution from immediate holding company			826,612	—	—
Loan to a fellow subsidiary			—	(41,074)	—
Repayment of loan to a fellow subsidiary			—	—	41,074
Dividend paid to shareholders			(290,000)	(600,100)	—
Dividend paid to a minority shareholder			(101,630)	—	(91,361)
Capital contribution by a minority shareholder			114,285	—	88,349
Distribution to a shareholder			(410,000)	—	—

Net cash generated from/(used in) financing activities			1,138,308	332,008	(152,467)

Net increase in cash and cash equivalents			309,805	378,406	75,697
Exchange differences on cash and cash equivalents			(32,767)	(10,952)	827
Cash and cash equivalents at beginning of the year			121,883	398,921	766,375

Cash and cash equivalents at end of the year	32	(b)	398,921	766,375	842,899

The notes on pages 11 to 77 are an integral part of these financial statements.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF CHANGES IN EQUITY

	Attributable to the equity holders of the PCB Business
		Available-	Employee
		for-sale	share-
		financial	based
	Capital	asset	compensation	Hedging	General	Exchange	Retained		Minority	Total
	reserve	reserve	reserve	reserve	reserve	reserve	earnings	Total	interests	equity
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 1 January 2007	134,811	—	—	—	81,395	53,690	163,725	433,621	197,475	631,096

Profit for the year	—	—	—	—	—	—	246,094	246,094	106,844	352,938
Other comprehensive income:
— Exchange differences	—	—	—	—	713	81,190	—	81,903	18,754	100,657

Total comprehensive income for the year ended 31 December 2007	—	—	—	—	713	81,190	246,094	327,997	125,598	453,595

Transactions with equity holders:
Capital contribution by a minority shareholder	—	—	—	—	—	—	—	—	114,285	114,285
Capital contribution from immediate holding company	826,612	—	—	—	—	—	—	826,612	—	826,612
Shares award expenses (Note 7)	—	—	226,097	—	—	—	—	226,097	—	226,097
Dividend (Note 13)	—	—	(226,097)	—	—	—	(63,903)	(290,000)	(101,630)	(391,630)
Transfer	—	—	—	—	48,461	—	(48,461)	—	—	—

	826,612	—	—	—	48,461	—	(112,364)	762,709	12,655	775,364

At 31 December 2007	961,423	—	—	—	130,569	134,880	297,455	1,524,327	335,728	1,860,055

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF CHANGES IN EQUITY (CONTINUED)

	Attributable to the equity holders of the PCB Business
		Available-	Employee
		for-sale	share-
		financial	based
	Capital	asset	compensation	Hedging	General	Exchange	Retained		Minority	Total
	reserve	reserve	reserve	reserve	reserve	reserve	earnings	Total	interests	equity
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 1 January 2008	961,423	—	—	—	130,569	134,880	297,455	1,524,327	335,728	1,860,055

Profit for the year	—	—	—	—	—	—	376,071	376,071	107,582	483,653
Other comprehensive income:
- Exchange differences	—	—	—	—	649	60,104	—	60,753	21,551	82,304
- Change in fair value of available-for-sale financial asset	—	(454)	—	—	—	—	—	(454)	—	(454)

Total comprehensive income for the year ended 31 December 2008	—	(454)	—	—	649	60,104	376,071	436,370	129,133	565,503

Transactions with equity holders:
Shares award expenses (Note 7)	—	—	10,601	—	—	—	—	10,601	—	10,601
Dividend (Note 13)	—	—	(8,404)	—	—	—	(591,696)	(600,100)	(59,450)	(659,550)
Transfer	—	—	—	—	35,388	—	(35,388)	—	—	—

	—	—	2,197	—	35,388	—	(627,084)	(589,499)	(59,450)	(648,949)

At 31 December 2008	961,423	(454)	2,197	—	166,606	194,984	46,442	1,371,198	405,411	1,776,609

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
COMBINED STATEMENTS OF CHANGES IN EQUITY (CONTINUED)

	Attributable to the equity holders of the PCB Business
		Available-	Employee
		for-sale	share-
		financial	based
	Capital	asset	compensation	Hedging	General	Exchange	Retained		Minority	Total
	reserve	reserve	reserve	reserve	reserve	reserve	earnings	Total	interests	equity
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 1 January 2009	961,423	(454)	2,197	—	166,606	194,984	46,442	1,371,198	405,411	1,776,609

Profit for the year	—	—	—	—	—	—	140,078	140,078	92,549	232,627
Other comprehensive income:
- Exchange differences	—	—	—	—	22	6,691	—	6,713	1,054	7,767
- Change in fair value of available-for-sale financial asset	—	(2,921)	—	—	—	—	—	(2,921)	—	(2,921)
- Cash flow hedge
- change in fair value of hedging instruments	—	—	—	19,530	—	—	—	19,530	—	19,530
- transfer to income statement upon change in fair value of hedged items	—	—	—	(15,232)	—	—	—	(15,232)	—	(15,232)
- transfer to property, plant and equipment	—	—	—	(191)	—	—	—	(191)	—	(191)

Total comprehensive income for the year ended 31 December 2009	—	(2,921)	—	4,107	22	6,691	140,078	147,977	93,603	241,580

Transactions with equity holders:
Capital contribution by a minority shareholder	—	—	—	—	—	—	—	—	88,349	88,349
Capital contribution from immediate holding company (Note 32(c))	266,120	—	—	—	—	—	—	266,120	—	266,120
Shares award expenses (Note 7)	—	—	15,581	—	—	—	—	15,581	—	15,581
Dividend	—	—	—	—	—	—	—	—	(30,951)	(30,951)
Transfer	—	—	—	—	28,183	—	(28,183)	—	—	—

	266,120	—	15,581	—	28,183	—	(28,183)	281,701	57,398	339,099

At 31 December 2009	1,227,543	(3,375)	17,778	4,107	194,811	201,675	158,337	1,800,876	556,412	2,357,288

The notes on pages 11 to 77 are an integral part of these financial statements.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
1	General information and basis of preparation

(a)	General information

Meadville Holdings Limited (the “Company”) and its subsidiaries (hereinafter collectively referred to as the “Group”) are principally engaged in the manufacturing and distribution of printed circuit boards (the “PCB Business”) and copper clad laminates (the “Laminates Business”).

The Company was incorporated in the Cayman Islands on 28 August 2006 as an exempted company with limited liability under the Companies Law (2004 Revision) of the Cayman Islands. The address of its registered office is Clifton House, 75 Fort Street, P.O. Box 1350 GT, George Town, Grand Cayman, Cayman Islands.

The Company’s shares were listed on the Main Board of The Stock Exchange of Hong Kong Limited (“Stock Exchange”) on 2 February 2007 (the “Listing”).

The accompanying combined financial statements presented the financial positions and results of operations of the PCB Business of the Group.

These combined financial statements are presented in units of Hong Kong dollars, unless otherwise stated. These combined financial statements have been approved for issue by a committee of the Board, which has been authorised by the Board of Directors pursuant to the Board resolutions dated 23 October 2009, on 15 March 2010.

(b)	Basis of preparation

The PCB Business has historically been conducted by various subsidiaries directly or indirectly controlled by the Company. Therefore, the accompanying combined financial statements were prepared by combining the assets, liabilities, revenues, expenses and cash flows that were directly applicable to the PCB Business and operations for the years presented.

On 16 November 2009, the Company and its wholly owned subsidiary, MTG Investment (BVI) Limited (“MTG(INV)”), entered into stock purchase agreement with TTM Technologies, Inc. (“TTM”), TTM Technologies International, Inc. (“TTM International”) and TTM Hong Kong Limited (“TTM HK”) pursuant to which MTG(INV) has conditionally agreed to sell, and TTM HK has conditionally agreed to purchase, the PCB Business of the Company for a consideration of approximately US$114.0 million in cash and 36,334,000 new TTM’s shares (“the PCB Transaction”). TTM, TTM International and TTM HK are independent third parties to the Group. The completion of the Transaction is subject to various conditions as stated in the sale and purchase agreement.

On the same day, MTG(INV) and Top Mix Investments Limited (“Top Mix”) entered into a sale and purchase agreement pursuant to which MTG(INV) has conditionally agreed to sell, Top Mix has conditionally agreed to purchase, the Laminate Business of the Company for a consideration of approximately HK$2,783.8 million (the “Laminate Transaction”). Top Mix is a connected person of the Company. The completion of the Laminate transaction is subject to various conditions as stated in the sale and purchase agreement.

Subject to the fulfillment of certain conditions (including the completion of the PCB Transaction and Laminate Transaction), the Company will make a distribution of the entire amount of the consideration of the above transactions by way of the dividend to the shareholders of the Company.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
1	General information and basis of preparation

(b)	Basis of preparation

The combined income statements of the PCB Business includes all the historical actual costs of the PCB Business and includes an allocation of certain general corporate expenses of the Company. These corporate expenses primarily relate to share award expenses in connection with shares that were granted by the controlling shareholder of the Company, Su Sih (BVI) Limited (“SuSih”) to senior executives of the Company who are involved in the PCB and Laminates Businesses and corporate legal and professional expenses which are primiarily relate to the legal and professional services that rendered in connection with the PCB Transaction and Laminate Transaction. For those expenses for which a specific identification method was not practicable, the expenses were allocated based on estimates that management considered as a reasonable reflection of the utilisation of services provided to, or benefits received by the PCB Business.

In relation to share award expenses, for shares that are granted to the employees of the PCB Business, the related expenses of approximately HK$86,070,000, HK$10,461,000 and HK$14,100,000 for the years ended 31 December 2007, 2008 and 2009, respectively, are recorded based on the actual expenses of those employees. For shares which are granted to corporate level management, share award expenses of HK$140,027,000, HK$140,000 and HK$1,481,000 for the years ended 31 December 2007, 2008 and 2009, respectively, are allocated based on revenue of the PCB Business to the Group.

In relation to corporate legal and professional expenses, the related expenses of approximately nil, nil and HK$19,988,000 for the years ended 31 December 2007, 2008 and 2009, respectively, are allocated based on the consideration of the PCB Transaction to the aggregate consideration of the PCB Transaction and Laminate Transaction.

While the expenses allocated to the PCB Business are not necessarily indicative of the expenses that the PCB Business would have incurred if the PCB Business had been a separate, independent entity during the years presented, management believes that the foregoing presents a reasonable basis of estimating what the PCB Business’ expenses would have been on a historical basis.

The Company earned interest income on the deposits from the share subscriptions during the Listing in 2007. Interest income of HK$12,038,000, nil and nil for the years ended 31 December 2007, 2008 and 2009 respectively are reflected in the PCB Business’ income statement based on specific identification of the use of the Listing proceeds.

The accompanying combined financial statements of the PCB Business of the Company have been prepared in accordance with Hong Kong Financial Reporting Standards (“HKFRS”). The combined financial statements have been prepared under the historical cost convention, as modified by the revaluation of available-for-sale financial asset and financial assets and financial liabilities (including derivative financial instruments) at fair value through profit or loss.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
1	General information and basis of preparation (Continued)

(b)	Basis of preparation (Continued)

The preparation of the combined financial statements in conformity with HKFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the accounting policies. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to the combined financial statements are disclosed in Note 4 below.
(i)	The following new standards, amendments to standards and interpretations are mandatory for the first time for the financial year beginning 1 January 2009:

Effective for
accounting
periods
beginning on
or after

HKAS 1 (Revised)	Presentation of financial statements	1 January 2009

HKAS 23 (Revised)	Borrowing costs	1 January 2009

HKAS 32 and HKAS 1 (Amendments)	Puttable financial instruments and obligations arising on liquidation	1 January 2009

HKFRS 1 and HKAS 27 (Amendments)	Cost of an investment in a subsidiary, jointly controlled entity or associate	1 January 2009

HKFRS 2 (Amendment)	Share-based payment — Vesting conditions and cancellations	1 January 2009

HKFRS 7 (Amendments)	Financial instruments: Disclosures	1 January 2009

HKFRS 8	Operating segments	1 January 2009

HK(IFRIC) — Int 13	Customer loyalty programmes	1 July 2008

HK(IFRIC) — Int 15	Agreements for construction of real estates	1 January 2009

HK(IFRIC) — Int 16	Hedges of a net investment in a foreign operation	1 October 2008
HK(IFRIC) — Int 18 “Transfer of assets from customers” is effective to transfers of assets from customers received on or after 1 July 2009.

The adoption of the above new standards, amendments to standards and interpretations have no significant impact on the results and financial position of the PCB Business.

In addition, HKICPA also published a number of amendments for the existing standards under its annual improvement project. These amendments are also not expected to have a significant financial impact on the results and financial position of the PCB Business.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
1	General information and basis of preparation (Continued)

(b)	Basis of preparation (Continued)
(ii)	The following new standards, amendments to standards and interpretations have been issued but are not effective for the period beginning on 1 January 2009 and are relevant to the PCB Business’ operations and have not been early adopted:

Effective for
accounting
periods
beginning on
or after

HKAS 24 (Revised)	Related party disclosures	1 January 2011

HKAS 27 (Revised)	Consolidated and separate financial statements	1 July 2009

HKAS 39 (Amendment)	Eligible hedged items	1 July 2009

HKFRS 3 (Revised)	Business combinations	1 July 2009

HKFRS 9	Financial instruments	1 January 2013

HK(IFRIC) — Int 9 and HKAS 39 (Amendments)	Reassessment of embedded derivatives	30 June 2009

HK(IFRIC) — Int 17	Distributions of non-cash assets to owners	1 July 2009
Whether the adoption of HKFRS 3 (Revised) and HKAS 27 (Revised) has any material impact on the results and financial position of the PCB Business will depend on the incidence and timing of business combinations occurring on or after 1 January 2010. The directors are not yet in a position to state whether any substantial changes to the financial statements will be resulted from adopting HKFRS 9. The directors anticipate that the adoption of other new standards, amendments and interpretations to standards will not result in a significant impact on the results and financial position of the PCB Business.

(iii)	The following new standards, amendments to standards and interpretations have been issued but are not effective for the period beginning on 1 January 2009 and are not relevant to the PCB Business’ operations and have not been early adopted:

Effective for
accounting
periods
beginning on
or after

HKAS 32 (Amendment)	Classification of right issues	1 February 2010

HKFRS 1 (Revised)	First-time adoption of Hong Kong Financial Reporting Standards	1 July 2009

HKFRS 1 (Amendment)	Additional exemptions for first-time adopters	1 January 2010

HKFRS 2 (Amendment)	Group cash-settled share-based payment transactions	1 January 2010

HK(IFRIC) — Int 14 (Amendment)	Prepayments of a minimum funding requirement	1 January 2011

HK(IFRIC) — Int 19	Extinguishing financial liabilities with equity instruments	1 July 2010

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
1	General information and basis of preparation (Continued)

(b)	Basis of preparation (Continued)
(iv)	HKICPA’s improvements to HKFRS have been published in October 2008 but are not effective for the period beginning on 1 January 2009 and have not been early adopted by the PCB Business. Amendment has been made to the following standard according to the improvements:

Effective for
accounting
periods
beginning on
or after

HKFRS 5	Non-current assets held for sale and discontinued operations (and consequential amendment to HKFRS 1, First-time adoption of Hong Kong Financial Reporting Standards)	1 July 2009
(v)	HKICPA’s improvements to HKFRS have been published in May 2009 but are not effective for the period beginning on 1 January 2009 and have not been early adopted by the PCB Business. Amendments have been made to the following standards according to the improvements:

Effective for
accounting
periods
beginning on
or after

HKAS 1 (Revised)	Presentation of financial statements	1 January 2010

HKAS 7	Statement of cash flows	1 January 2010

HKAS 17	Leases	1 January 2010

HKAS 18	Revenue	1 January 2010

HKAS 36	Impairment of assets	1 January 2010

HKAS 38	Intangible assets	1 July 2009

HKAS 39	Financial instruments: Recognition and measurement	1 January 2010

HKFRS 2	Share-based payment — Scope of HKFRS 2 and HKFRS 3 (Revised)	1 July 2009

HKFRS 5	Non-current assets held for sale and discontinued operations	1 January 2010

HKFRS 8	Operating segments	1 January 2010

HK — Int 4 (Revised)	Leases — Determination of the length of lease term in respect of Hong Kong Land Leases	1 January 2010

HK(IFRIC) — Int 9	Reassessment of embedded derivatives	1 July 2009

HK(IFRIC) — Int 16	Hedges of a net investment in a foreign operation	1 July 2009
The directors anticipate that the adoption of the above amendments to HKFRS mentioned in Note 1(b) (iii), (iv) and (v) will not result in a significant impact on the results and financial position of the PCB Business.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies

(a)	Consolidation

The combined financial statements include the financial statements of the subsidiaries included in the PCB Business made up to year end date.
(i)	Subsidiaries

Subsidiaries are all entities (including special purpose entities) over which the PCB Business has power to govern the financial and operating policies generally accompanying a shareholding of more than one half of the voting rights. The existence and effect of potential voting rights that are currently exercisable or convertible are considered when assessing whether the PCB Business controls another entity.

Subsidiaries are fully consolidated from the date on which control is transferred to the PCB Business. They are de-consolidated from the date that control ceases.

The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given, equity instruments issued and liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date, irrespective of the extent of any minority interest. The excess of the cost of acquisition over the fair value of the PCB Business’ share of the identifiable net assets acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognised directly in the combined income statement.

Inter-company transactions, balances and unrealised gains on transactions between entities in the PCB Business are eliminated. Unrealised losses are also eliminated. Accounting policies of subsidiaries have been changed where necessary in the combined financial statements to ensure consistency with the policies adopted by the PCB Business.

(ii)	Transactions with minority interests

The PCB Business applies a policy of treating transactions with minority interests as transactions with parties external to the PCB Business. Disposals to minority interests result in gains and losses for the PCB Business that are recorded in the combined income statement. Purchases from minority interests result in goodwill, being the difference between any consideration paid and the relevant share acquired of the carrying value of net assets of the subsidiary.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(b)	Property, plant and equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses. Historical cost includes expenditures that are directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the PCB Business and the cost of the item can be measured reliably. All other repairs and maintenance are charged in the combined income statement during the financial period in which they are incurred.

Depreciation of property, plant and equipment is calculated using the straight-line method to allocate their cost to their residual values over their estimated useful lives, which are summarised as follows:

Buildings	22-25 years
Leasehold improvements	22-25 years
Furniture and equipment	5-6 years
Plant, machinery and equipment	10-12 years
Motor vehicles	5-6 years
The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of reporting period.

Construction in progress represents buildings or leasehold improvements on which construction work has not been completed and plant, machinery and equipment pending installation. It is carried at cost which includes construction expenditures and other direct costs less any impairment losses. On completion, construction in progress is transferred to the appropriate categories of property, plant and equipment at cost less accumulated impairment losses. No depreciation is provided for construction in progress until they are completed and available for use.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing proceeds with carrying amount and are charged to the combined income statement.

(c)	Intangible assets
(i)	Goodwill

Goodwill represents the excess of the cost of an acquisition over the fair value of the PCB Business’ share of the net identifiable assets of the acquired subsidiary at the date of acquisition. Goodwill on acquisitions of subsidiaries is included in intangible assets. Goodwill is tested for impairment and carried at cost less accumulated impairment losses. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold. Impairment losses on goodwill are not reversed.

Goodwill is allocated to cash-generating units (“CGUs”) for the purpose of impairment testing. The allocation is made to those CGUs or groups of CGUs that are expected to benefit from the business combination in which the goodwill arised.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(c)	Intangible assets (Continued)
(ii)	Technologies fee

The technologies fee is shown at historical cost. The technologies fee has a definite useful life and is carried at cost less accumulated amortisation. Amortisation is calculated using the straight-line method to allocate the cost of technologies fee over its estimated useful life of 10 years.

(iii)	Customer relationship

Customer relationship represents the fair value attributable to customer base or existing contractual bids with customers taken over as a result of business combination. Amortisation is calculated using the straight-line method over the estimated useful life of 10 years.
(d)	Trade and other receivables

Trade and other receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less provision for impairment. A provision for impairment of trade and other receivables is established when there is objective evidence that the PCB Business will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the effective interest rate. The carrying amount of the assets is reduced through the use of an allowance account, and the amount of the loss is recognised in the combined income statement within selling and distribution expenses. When a receivable is uncollectible, it is written off against the allowance account for receivables. Subsequent recoveries of amounts previously written off are credited against selling and distribution expenses in the combined income statement.

(e)	Impairment of non-financial assets

Non-financial assets that have an indefinite useful life or are not yet available for use are not subject to amortisation and are tested annually for impairment. Assets that are subject to amortisation are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount.

The recoverable amount is the higher of an asset’s fair value less costs to sell and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (CGUs). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at each reporting date.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(f)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets. They are included in non-current assets unless management intends to dispose of the investment within twelve months of the end of reporting period. Available-for-sale financial assets are stated initially at fair value plus transaction costs and subsequently carried at fair value.

Changes in fair value of monetary securities denominated in a foreign currency and classified as available-for-sale are analysed between translation differences resulting from changes in amortised costs of the security and other changes in the carrying amount of the security. The translation differences on monetary securities are recognised in the income statement and the translation differences on non-monetary securities are recognised in equity. Changes in the fair value of monetary and non-monetary securities classified as available-for-sale are recognised in equity.

Interest on available-for-sale securities calculated using the effective interest method is recognised in the combined income statement. Dividends on available-for-sale equity instruments are recognised in the combined income statement when the PCB Business’ right to receive payments is established.

If the market for a financial asset is not active (and for unlisted securities), the PCB Business establishes fair value by using valuation techniques. These include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis and option pricing models, making maximum use of market inputs and relying as little as possible on entity-specific inputs.

The PCB Business assesses at the end of reporting period whether there is objective evidence that a financial asset or a group of financial assets is impaired. In the case of equity securities classified as available-for-sale, a significant or prolonged decline in the fair value of the security below its cost is considered as an indicator that the securities are impaired. If any such evidence exists for available-for-sale financial asset, the cumulative loss — measured as the difference between the acquisition cost and the current fair value, less any impairment loss on that financial asset previously recognised in profit or loss — is removed from equity and recognised in the combined income statement. Impairment losses recognised in the combined income statement on equity instruments are not reversed through the combined income statement.

(g)	Inventories

Inventories are stated at the lower of cost and net realisable value. Cost, calculated on the weighted average basis, comprises materials, direct labour, other direct costs and related production overheads (based on normal operating capacity). Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

(h)	Operating leases

Leases in which a significant portion of the risks and rewards of ownership are retained by the lessor are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor) are expensed in the combined income statement on a straight line basis over the period of the lease.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(i)	Borrowings

Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised cost; any difference between the proceeds (net of transaction costs) and the redemption value is recognised in the combined income statement over the period of the borrowings using the effective interest method.

Borrowing costs directly attributable to the acquisition and construction of any qualifying asset are capitalised during the period of time that is required to complete and prepare the asset for its intended use. Borrowing costs capitalised are either the actual costs incurred on a specific borrowing or an amount calculated using the weighted average method, considering all borrowing costs incurred on general borrowings outstanding. Other borrowing costs are expensed.

Borrowings are classified as current liabilities unless the PCB Business has an unconditional right to defer settlement of the liability for at least twelve months after the end of reporting period.

(j)	Derivative financial instruments and hedging activities

Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged. The PCB Business designates certain derivatives as either: (i) hedges of the fair value of recognised assets or liabilities or a firm commitment (fair value hedge) or (ii) hedges of highly probable forecast transactions (cash flow hedges).

The PCB Business documents at the inception of the transaction the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The PCB Business also documents its assessment, both at hedge inception and on an ongoing basis, of whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.
(i)	Fair value hedge

Changes in the fair value of derivatives that are designated and qualify as fair value hedges are recorded in the combined income statement, together with any changes in the fair value of the hedged asset or liability that are attributable to the hedged risk.

If the hedge no longer meets the criteria for hedge accounting, the adjustment to the carrying amount of a hedged item for which the effective interest method is used is amortised through the income statement over the period to maturity.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(j)	Derivative financial instruments and hedging activities (Continued)
(ii)	Cash flow hedge

The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are recognised in hedging reserve. The gain or loss relating to the ineffective portion is recognised immediately in the combined income statement.

Amounts accumulated in hedging reserve are recognised in the combined income statement in the years when the hedged item affects profit or loss. However, when the forecast transaction that is hedged results in the recognition of a non-financial asset (for example, property, plant and equipment), the gains and losses previously deferred in hedging reserve are transferred from hedging reserve and included in the initial measurement of the cost of the asset. The deferred amounts are ultimately recognised as depreciation in case of property, plant and equipment.

When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in hedging reserve at that time remains in hedging reserve and is recognised when the forecast transaction is ultimately recognised in the combined income statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was reported in hedging reserve is immediately transferred to the combined income statement.

Certain derivative instruments do not qualify for hedge accounting. Changes in the fair value of these derivative instruments are recognised immediately in the combined income statement.
(k)	Current and deferred income tax

The tax expense for the year comprises current and deferred tax. Tax is recognised in the combined income statement.

The current income tax charge is calculated on the basis of the tax laws enacted or substantively enacted at the end of reporting period in the countries where the PCB Business operates and generates taxable income. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation. It establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.

Deferred income tax is recognised, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the combined financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination and at the time of the transaction affects neither accounting nor taxable profit or loss. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantively enacted by the end of reporting period and are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(k)	Current and deferred income tax (Continued)

Deferred income tax assets are recognised only to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries, except where the timing of the reversal of the temporary difference is controlled by the PCB Business and it is probable that the temporary difference will not reverse in the foreseeable future.

(l)	Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held at call with banks, other short-term highly liquid investments with original maturities of three months or less, and bank overdrafts. Bank overdrafts are shown within borrowings in current liabilities on the statement of financial position.

(m)	Trade payables

Trade payables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method.

(n)	Provisions

Provisions are recognised when the PCB Business has a present legal or constructive obligation as a result of past events; it is probable that an outflow of resources will be required to settle the obligation; and the amount has been reliably estimated.

Restructuring provisions comprise lease termination penalties and employee termination payments. Provisions are not recognised for future operating losses.

Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. A provision is recognised even if the likelihood of an outflow with respect to any one item included in the same class of obligations may be small.

Provisions are measured at the present value of the expenditures expected to be required to settle the obligation using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to passage of time is recognised as interest expense.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(o)	Employee benefits
(i)	Employee leave entitlements

Employee entitlements to annual and long service leaves are recognised when they accrue to employees. Provisions are made for the estimated liability for annual leave and long service leave as a result of services rendered by employees up to the end of reporting period.

(ii)	Retirement benefits

The PCB Business pays contributions to separate trustee-administered funds on a mandatory basis. The PCB Business has no further payment obligation once the contributions have been paid. The contributions are recognised as employee benefit expense when they are due and are not reduced by contributions forfeited by those employees who leave the scheme prior to vesting fully in the contribution.

The PCB Business’ employees in mainland China are covered by various government sponsored pension plans. These government agencies are responsible for the pension liabilities to these employees. The relevant PCB Business companies pay monthly contributions to these pension plans based on certain percentages of the salaries, subject to a certain ceiling. Under these plans, the PCB Business has no legal or constructive obligation to make further payments once the required contributions have been paid. Contributions to these plans are expensed as incurred.

The PCB Business’ overseas employees are entitled to participate in a number of defined contribution pension schemes, the assets of which are generally held in separate trustee-administered funds. The pension schemes are generally funded by payments from employees and by the relevant group companies.

(iii)	Bonus plans

Provisions for bonus plan due wholly within twelve months after end of reporting period are recognised where contractually obliged or where there is a past practice that has created a constructive obligation.

(iv)	Share-based compensation

For shares granted to the employees, the fair value of the employee services received in exchange for the grant of the shares is recognised as an expense. The total amount to be expensed over the vesting period is determined by reference to the fair value of the shares granted. At the end of reporting period, the PCB Business revises its estimates of the number of shares that are expected to vest. It recognises the impact of the revision of original estimates, if any, in the combined income statement, with a corresponding adjustment to equity.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(o)	Employee benefits (Continued)
(v)	Other benefits

The PCB Business’ employees in mainland China are also entitled to participate in various government sponsored medical insurance plan and housing funds. The relevant group companies pay monthly contributions to these funds based on certain percentages of the salaries. The PCB Business’ liability in respect of these funds is limited to the contributions paid. Contributions to these plans are expensed as incurred.
(p)	Government grants

Grants from government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the PCB Business will comply with all attached conditions.

Government grants relating to costs are deferred and recognised in the combined income statement over the period necessary to match them with the costs that they are intended to compensate.

(q)	Financial liabilities — put option

Financial liabilities are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method. The accretion of the discount on the financial liability should be recognised as finance costs in the combined income statement. Adjustments to the liability for the contingent consideration other than accretion of discount are recognised against goodwill, including revision of cash flow estimates.

(r)	Revenue recognition

Revenue comprises the fair value of the consideration received or receivable for the sale of goods in the ordinary course of the PCB Business’ activities. Revenue is shown net of value-added tax, returns, rebates and discounts and after eliminating sales within the PCB Business.

Sales of goods are recognised when a group entity has delivered products to the customer, the customer has accepted the products and collectibility of related receivables is reasonably assured.

Rental income is recognised in the combined income statement on a straight-line basis over the term of the lease.

Dividend income is recognised when the right to receive payment is established.

(s)	Interest income

Interest income is recognised on a time proportion basis, using the effective interest method.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(t)	Foreign currency translation
(i)	Functional and presentation currency

Items included in the financial statements of each of the PCB Business’ entities are measured using the currency of the primary economic environment in which the entity operates (“the functional currency”). The combined financial statements are presented in Hong Kong dollars.

(ii)	Transactions and balances

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions or valuation where items are remeasured. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognised in the combined income statement, except when deferred in equity as qualifying cash flow hedges.

Changes in the fair value of monetary securities denominated in foreign currency classified as available-for-sale are analysed between translation differences resulting from changes in the amortised cost of the security, and other changes in the carrying amount of the security. Translation differences related to changes in the amortised cost are recognised in profit or loss, and other changes in the carrying amount are recognised in equity.

Translation differences on non-monetary financial assets and liabilities such as equities held at fair value through profit or loss are reported as part of the fair value gain or loss. Translation differences on non-monetary financial assets such as equities classified as available-for-sale are included in the available-for-sale reserve in equity.

(iii)	Group companies

The results and financial position of all the entities within the PCB Business (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•	assets and liabilities for each statement of financial position presented are translated at the closing rate at the end of reporting period;

•	income and expenses for each income statement are translated at average exchange rates (unless this average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and

•	all resulting exchange differences are recognised as a separate component of equity.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
2	Summary of significant accounting policies (Continued)

(t)	Foreign currency translation (Continued)
(iii)	Group companies (Continued)

On consolidation, exchange differences arising from the translation of the net investment in foreign entities, and of borrowings and other currency instruments designated as hedges of such investments, are taken to owners’ equity. When a foreign operation is partially disposed of or sold, such exchange differences that were recorded in equity are recognised in the combined income statement as part of the gain or loss on sale.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate.
(u)	Dividend distribution

Dividend distribution to the PCB Business’ shareholders is recognised as a liability in the PCB Business’ combined financial statements in the period in which the dividends are approved by the PCB Business’ shareholders.

3	Financial risk management

(a)	Financial risk factors

The PCB Business’ activities expose it to a variety of financial risks: foreign exchange risk, credit risk, liquidity risk and cash flow and fair value interest-rate risk. The PCB Business’ overall risk management programme focuses on the unpredictability of financial markets and seeks to minimise potential adverse effects on the PCB Business’ financial performance. The PCB Business uses derivative financial instruments to hedge certain risk exposures.
(i)	Foreign exchange risk

The PCB Business operates principally in Hong Kong and mainland China and is exposed to foreign exchange risk arising from various currency exposures, primarily with respect to the US Dollar (“US$”) and Renminbi (“RMB”). Foreign exchange risk arises from future commercial transactions, recognised assets and liabilities and net investments in foreign operations. The PCB Business attempts to minimise its foreign exchange risk exposure through payment of operating costs and maintenance of borrowings at a balanced mix of major currencies.

In addition, the conversion of RMB into foreign currencies is subject to the rules and regulations of the foreign exchange controls promulgated by the Chinese government.

The PCB Business has certain investments in foreign operations, whose net assets are exposed to foreign currency translation risk. Currency exposure arising from the net assets of the PCB Business’ foreign operations is managed primarily through borrowings denominated in the relevant foreign currencies.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(a)	Financial risk factors (Continued)
(i)	Foreign exchange risk (Continued)

If RMB had weakened/strengthened by 5.0%, 4.0% and 0.2% against the Hong Kong Dollar (“HK$”) with all other variables held constant, post-tax profit for the year would have been HK$26,400,000, HK$19,875,000 and HK$309,000 higher/lower respectively for the years ended 31 December 2007, 2008 and 2009, mainly as a result of foreign exchange losses/gains on translation of RMB-denominated trade receivables and foreign exchange gains/losses on translation of RMB-denominated trade payables and borrowings.

If US$ had weakened/strengthened by 0.4%, 0.7% and 0.1% against the HK$ with all other variables held constant, post-tax profit for the year would have been HK$3,092,000, HK$13,817,000 and HK$1,258,000 higher/lower respectively for the years ended 31 December 2007, 2008 and 2009, mainly as a result of foreign exchange losses/gains on translation of US$-denominated trade receivables and foreign exchange gains/losses on translation of US$-denominated borrowings.

(ii)	Credit risk

The credit risk of the PCB Business mainly arises from bank balances, amounts due from fellow subsidiaries and debtors. The carrying amounts of these balances represent the PCB Business’ maximum exposure to credit risk in relation to financial assets. As at 31 December 2007, 2008 and 2009, all the bank deposits are deposited in high quality financial institutions without significant credit risk.

The table below shows the bank deposit balances of the five major banks as at 31 December 2007, 2008 and 2009. Management does not expect any losses from non-performance by these banks. The PCB Business has no policy to limit the amount of credit exposure to any financial institution.

		At 31 December
	Rating	2007	2008	2009
Counterparty	(i)	HK$’000	HK$’000	HK$’000

Bank 1	Aa1	142,397	243,428	189,575
Bank 2	Aa3	5,675	145,230	92,847
Bank 3	A1	106,732	144,979	145,999
Bank 4	A1	53,555	137,950	146,066
Bank 5	A1	76,187	104,461	175,828

		384,546	776,048	750,315

Note (i): The source of current credit rating is from Moody’s.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(a)	Financial risk factors (Continued)
(ii)	Credit risk (Continued)

In relation to the credit risk to debtors, the PCB Business has delegated a credit control team to be responsible for determination of credit limits, credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts in order to minimise the credit risk. In addition, the PCB Business reviews the recoverable amount of each individual trade debt at end of each reporting period to ensure that adequate impairment losses are made for irrecoverable amounts.

As at 31 December 2007, 2008 and 2009, the credit quality of financial assets which include bank balances, amounts due from fellow subsidiaries and debtors are neither past due nor impaired by making reference to the counterparty’s default history. The trade debtors have no history of default in recent years.

(iii)	Liquidity risk

Cash flow forecasting is performed in the operating entities of the combined group and aggregated by Group finance. Group finance monitors rolling forecast of the PCB Business’ liquidity requirements to ensure it has sufficient cash to meet operational needs while maintaining sufficient headroom on its undrawn committed borrowing facilities at all times so that the Group does not breach borrowing limits or covenants on any of its borrowing facilities. Such forecasting takes into consideration the PCB Business’ debt financing plans, convenant compliance and external regulatory or legal requirements, for example, currency restrictions.

Surplus cash held by the operating entities over and above balance required for working capital management are transferred to the PCB Business’ treasury. The PCB Business’ treasury invests surplus cash in interest bearing current accounts and time deposits to provide sufficient headroom as determined by the above-mentioned forecasts. The table below analyses the PCB Business’ financial assets held at 31 December 2009 for managing liquidity risk.

		Between	Between
	Within 1	1 and 2	2 and 5	Over 5
	year	years	years	years	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 31 December 2009
Debtors	985,129	—	—	—	985,129
Cash and bank balances	842,899	—	—	—	842,899

	1,828,028	—	—	—	1,828,028

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(a)	Financial risk factors (Continued)
(iii)	Liquidity risk (Continued)

The table below analyses the PCB Business’ financial liabilities into relevant maturity groupings based on the remaining period at the end of reporting period to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows, except for the non-interest bearing current liabilities, which are disclosed at their fair values. The difference between the amounts disclosed on the combined statement of financial positions and the table below represents interest elements that have been included in borrowings and long-term other payables which are calculated based on the amounts of the borrowings and long-term other payables held at 31 December 2007, 2008 and 2009 without taking into account of future issues and a floating-rate interest which is estimated using applicable interest rate at respective end of reporting period.

	Within	Between	Between
	1	1 and 2	2 and 5	Over 5
	year	years	years	years	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 31 December 2007
Creditors and accruals	1,270,757	—	—	—	1,270,757
Amounts due to fellow subsidiaries	99,838	—	—	—	99,838
Amount due to immediate holding company	290,000	—	—	—	290,000
Amount due to a minority shareholder	173,677	—	—	—	173,677
Amount due to a subsidiary of a minority shareholder	5,040	—	—	—	5,040
Borrowings	1,000,902	510,385	1,292,972	—	2,804,259
Financial liabilities	—	—	—	393,823	393,823
Long-term other payables	2,482	6,081	124,020	—	132,583

	2,842,696	516,466	1,416,992	393,823	5,169,977

At 31 December 2008
Creditors and accruals	1,388,419	—	—	—	1,388,419
Amounts due to fellow subsidiaries	88,481	—	—	—	88,481
Amount due to immediate holding company	643,961	—	—	—	643,961
Amount due to a minority shareholder	169,659	—	—	—	169,659
Amount due to a subsidiary of a minority shareholder	12,338	—	—	—	12,338
Borrowings	876,300	560,727	2,268,407	—	3,705,434
Derivative financial instruments	12,185	6,491	6,675	—	25,351
Financial liabilities	—	—	190,587	—	190,587
Long-term other payables	810	15,817	61,064	—	77,691

	3,192,153	583,035	2,526,733	—	6,301,921

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(a)	Financial risk factors (Continued)
(iii)	Liquidity risk (Continued)

	Within	Between	Between
	1	1 and 2	2 and 5	Over 5
	year	years	years	years	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 31 December 2009
Creditors and accruals	1,084,023	—	—	—	1,084,023
Amounts due to fellow subsidiaries	128,396	—	—	—	128,396
Amount due to immediate holding company	47,381	—	—	—	47,381
Amount due to a minority shareholder	111,278	—	—	—	111,278
Amount due to a subsidiary of a minority shareholder	19,919	—	—	—	19,919
Borrowings	631,313	1,265,442	1,618,385	—	3,515,140
Derivative financial instruments	9,926	7,711	2,497	—	20,134
Financial liabilities	—	—	193,543	—	193,543
Long-term other payables	1,517	58,029	3,578	—	63,124

	2,033,753	1,331,182	1,818,003	—	5,182,938

The table below analyses the PCB Business’ derivative financial instruments held at 31 December 2009 that will be settled on a gross basis into relevant maturity groupings based on the remaining period at the balance sheet to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying balances as the impact of discounting is not significant.

	Within	Between	Between
	1	1 and 2	2 and 5	Over 5
	year	years	years	years	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 31 December 2009
Forward foreign exchange contracts — cash flow hedges:
Outflow	(5,117)	—	(174,642)	—	(179,759)
Inflow	5,398	—	193,532	—	198,930

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(a)	Financial risk factors (Continued)
(iv)	Cash flow and fair value interest-rate risk

The PCB Business’ interest-rate risk mainly arises from borrowings. Borrowings issued at variable rates expose the PCB Business to cash flow interest-rate risk. Other than borrowings, the PCB Business has no significant interest-bearing assets and liabilities. Accordingly, the PCB Business’ income and operating cash flows, other than finance costs, are substantially independent of changes in market interest rates.

The PCB Business aims to maintain a suitable mixture of fixed rate and floating rate borrowings in order to stabilise interest costs despite rate movements. Interest rate hedging ratio is determined after taking into consideration of general market trends, the PCB Business’ cash flow patterns and interest coverage ratio. The PCB Business uses interest rate swaps to hedge exposures or to modify the interest rate characteristics of its borrowings. As at 31 December 2008 and 2009, the PCB Business has interest rate swap contracts of which it pays fixed interest rate and receives variable-interest rate to hedge certain of the PCB Business’ borrowings amounting to US$100 million and US$40 million respectively.

The PCB Business analyses its interest rate exposure on a dynamic basis. Various scenarios are simulated taking into consideration refinancing, renewal of existing positions and alternative financing. Based on these scenarios, the PCB Business calculates the impact on profit and loss of a defined interest rate shift. For each simulation, the same interest rate shift is used for all currencies. The scenarios are run only for liabilities that represent the major interest-bearing positions.

Based on the simulations performed, the impact on profit or loss of a 10 basis-point shift would be a maximum increase of HK$2,358,000, HK$2,455,000 and HK$3,087,000 or decrease of HK$2,358,000, HK$2,455,000 and HK$3,087,000 for the years ended 31 December 2007, 2008 and 2009 respectively.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(b)	Capital risk management

The PCB Business’ objectives when managing capital are to safeguard the PCB Business’ ability to continue as a going concern in order to provide returns for shareholders and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the PCB Business will monitor the operating cash flow generated from operations and available banking facilities to match its capital expenditures and dividend outflow payments.

The PCB Business monitors capital on the basis of the gearing ratio. This ratio is calculated as net debt divided by total capital. Net debt is calculated as total borrowings less cash and cash equivalents. Total capital is calculated as “equity”, as shown in the combined statement of financial position.

The PCB Business’ strategy was to maintain a solid capital base to support the operations and development of its business in the long term. The table below analyses the PCB Business’ capital structure at 31 December 2007, 2008 and 2009:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Total borrowings	2,587,435	3,586,243	3,370,088
Less: cash and bank balances (Note 20)	(402,822)	(797,874)	(850,109)

Net debt	2,184,613	2,788,369	2,519,979

Total capital	1,860,055	1,776,609	2,357,288

Gearing ratio	117%	157%	107%
During 2008, the increase in the gearing ratio above resulted primarily from the increase in borrowings to finance the purchases of property, plant and equipment.

During 2009, the decrease in the gearing ratio above resulted primarily from the increase in capital through capital contribution from immediate holding company.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(c)	Fair value estimation

Effective 1 January 2009, the PCB Business adopted the amendment to HKFRS 7 for financial instruments that are measured in the statement of financial position at fair value, this requires disclosure of fair value measurements by level of the following fair value measurement hierarchy:
•	Quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1).

•	Inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2).

•	Inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (level 3).
The following table presents the PCB Business’ assets and liabilities that are measured at fair value as at 31 December 2009.

At
31 December
2009
HK$’000
Assets
Level 2
- Derivatives financial instruments	19,530
Level 3
- Available-for-sale financial asset	17,714

37,244

Liabilities
Level 2
- Derivatives financial instruments	12,805

The fair value of financial instruments that are not traded in an active market is determined by using valuation techniques. These valuation techniques maximise the use of observable market data where it is available and rely as little as possible on entity specific estimates. If all significant inputs required to fair value an instrument are observable, the instrument is included in level 2.

If one or more of the significant inputs is not based on observable market data, the instrument is included in level 3.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
3	Financial risk management (Continued)

(c)	Fair value estimation (Continued)

Specific valuation techniques used to value financial instruments include:
(i)	The fair value of interest rate swaps is calculated as the present value of the estimated future cash flows based on observable yield curve.

(ii)	The fair value of forward foreign exchange contracts is determined using forward exchange rates at the end of reporting period, with the resulting value discounted back to present value.

(iii)	Enterprise value calculation method is used to determine the fair value for the available-for-sale financial asset which uses an average of the latest two years’ earnings before interest, tax and depreciation and amortisation (“EBITDA”) extracted from the latest unaudited financial results of the security and an enterprise value multiplier of 5.5 times. The enterprise value multiplier used is within the range of the multiplier of similar companies within the same industry.
4	Critical accounting estimates and judgements

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

The PCB Business makes estimates and assumptions concerning the future. The resulting accounting estimates will, by definition, seldom equal the related actual results. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

(a)	Useful lives of property, plant and equipment

The PCB Business’ management determines the estimated useful lives and related depreciation charges for its property, plant and equipment. This estimate is based on the historical experience of the actual useful lives of property, plant and equipment of similar nature and functions. It could change significantly as a result of technical innovations and competitors’ actions in response to severe industry cycles. Management will increase the depreciation charge where useful lives are less than previously estimated lives, or it will write-off or write-down technically obsolete or non-strategic assets that have been abandoned or sold.

(b)	Impairment of non-financial assets

Property, plant and equipment, leasehold land and land use rights, and intangible assets (other than goodwill) are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, and goodwill is tested annually for impairment in accordance with accounting policy stated in Note 2(e). The recoverable amounts are determined based on value-in-use calculations or market valuations. These calculations require the use of judgements and estimates.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
4	Critical accounting estimates and judgements (Continued)

(b)	Impairment of non-financial assets (Continued)

Management judgement is required in the area of asset impairment particularly in assessing: (i) whether an event has occurred that may indicate that the related asset value may not be recoverable; (ii) whether the carrying value of an asset can be supported by the recoverable amount, being the higher of fair value less costs to sell or net present value of future cash flows which are estimated based upon the continued use of the asset in the business; and (iii) the appropriate key assumptions to be applied in preparing cash flow projections including whether these cash flow projections are discounted using an appropriate rate. Changing the assumptions selected by management in assessing impairment, including the discount rates or the growth rate assumptions in the cash flow projections, could materially affect the net present value used in the impairment test and as a result affect the PCB Business’ financial position and results of operations. If there is a significant adverse change in the projected performance and resulting future cash flow projections, it may be necessary to take an impairment charge to the combined income statement.

(c)	Provision for impairment of trade and other receivables

The PCB Business makes provision for impairment of trade and other receivables based on an assessment of the recoverability of these receivables. Provisions are applied to trade and other receivables where events or changes in circumstances indicate that the balances may not be collectible. The identification of impairment of trade and other receivables requires the use of judgement and estimates. Where the expectation is different from the original estimate, such difference will impact carrying value of receivables and provision for impairment losses in the period in which such estimate has been changed.

(d)	Net realisable values of inventories

Inventories are carried at the lower of cost and net realisable value. The cost of inventories is written down to net realisable value when there is an objective evidence that the cost of inventories may not be recoverable. The cost of inventories may not be recoverable if those inventories are damaged, if they have become wholly or partially obsolete, or if their selling prices have declined. The cost of inventories may also not be recoverable if the estimated costs to be incurred to make the sale have increased. The amount written off to the combined income statement is the difference between the carrying value and net realisable value of the inventories. In determining whether the cost of inventories can be recoverable, significant judgement is required. In making this judgement, the PCB Business evaluates, among other factors, the duration and extent by all means to which the amount will be recovered.

(e)	Present value of financial liabilities

The PCB Business’ management determines the estimated redemption value of the financial liabilities by using a predetermined formula based on the put option agreement described in Note 25. This formula requires the use of estimates and assumptions which are described in Note 25. Any changes in these assumptions will impact the present value determined and the amount recorded in the combined statement of financial position.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
4	Critical accounting estimates and judgements (Continued)

(f)	Allocation of corporate expenses and income

The PCB Business’ management specifically determines the allocation of certain general corporate expense and interest income of the Company. For those expense and income for which a specific identification method is not practicable, the expense and income are allocated based on the estimates that management considered as a reasonable reflection of the utilisation of services provided to, or benefits received by the PCB Business.

Corporate expenses allocated to the PCB Business mainly represented share award expenses (Note 7) and certain legal and professional fees incurred for the purpose of the PCB Transaction and Laminate Transaction. For shares that are granted to the employees of the PCB Business, the related expenses are recorded based on the actual expenses of those employees. For shares which are granted to corporate level management, share award expenses are allocated based on revenue of the PCB Business to the Group.

In relation to the legal and professional fees incurred for the purpose of the PCB Transaction and Laminate Transaction, the related expenses are allocated based on the consideration of the PCB Transaction to the aggregate consideration of the PCB Transaction and Laminate Transaction.

The Company earned interest income on the deposits from the share subscriptions during the Listing in 2007. Interest income are reflected in the PCB Business’ income statement based on specific identification of the use of the Listing proceeds.

The allocation basis requires the use of judgement and estimates. Management has performed sensitivity analysis by applying different allocation basis and there is no significant impact on combined income statement.

5	Revenue

Revenue represents the sales of printed circuit boards during the year.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
6	Other income

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Sales of scrap	119,967	153,508	121,926
Investment tax credits	29,518	—	—
Dividend income from available-for-sale financial asset	—	—	1,971
Tooling charges	5,757	—	—
Government grant	664	181	5,504
Rental income from fellow subsidiaries	959	1,282	666
Sundries	4,465	3,839	7,655

	161,330	158,810	137,722

Investment tax credits represent incentives receivable as a result of the re-investment of the dividend incomes from subsidiaries in mainland China.

7	Share award expenses

In 2007, SuSih, the controlling shareholder of the Company, through its then wholly owned subsidiary Total Glory Holdings Limited (“Total Glory”), granted 120,556,000 shares from Total Glory’s shareholding in the Company to the employees and senior executives of the Company who are involved in the PCB Business so as to allow them to share in the PCB Business’ success and to incentivise and reward them.

Out of the total 120,556,000 shares, 93,396,000 shares are not subject to any vesting condition whereas 27,160,000 shares are subject to certain vesting condition. As at 31 December 2007, 2008 and 2009, out of the 27,160,000 shares which are subject to vesting condition, nil, 4,557,000 and 5,025,000 shares were forfeited and returned to Total Glory respectively. Based on the offer price of HK$2.25 per share, share award expenses of approximately nil, HK$5.3 million and HK$0.8 million were credited to the combined income statement for the years ended 31 December 2007, 2008 and 2009 respectively as a result of the forfeiture. In addition, those granted shares which are subject to vesting conditions and based on the offer price of HK$2.25 per share, net share award expenses of HK$16.0 million, HK$10.6 million and HK$12.5 million were charged to the combined income statement for the years ended 31 December 2007, 2008 and 2009 respectively.

In respect of 93,396,000 shares granted in 2007 which are not subject to any vesting condition, all of them were vested in 2007 and HK$210.1 million was charged to the combined income statement for the year ended 31 December 2007. No share award expense was charged to the combined income statement for the years ended 31 December 2008 and 2009 in relation to those granted shares which are not subject to any vesting condition.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
7	Share award expenses (Continued)

In October 2009, Total Glory, a special vehicle for implementing the employee share award scheme, further granted 4,777,000 shares out of 5,025,000 shares (which were returned to Total Glory by certain former employees) to certain employees of the Company who are involved in the PCB Business to incentivise and reward them.

Out of the total 4,777,000 shares, 997,000 shares are not subject to any vesting condition whereas 3,780,000 shares are subject to certain vesting condition. Based on the fair value of HK$2.01 per share, share award expenses of approximately HK$3.1 million were charged to the combined income statement for the year ended 31 December 2009.

For the share award expenses charged for the years ended 31 December 2007, 2008 and 2009, corresponding amounts were credited as an employee share-based compensation reserve under equity in the financial statements of the PCB Business.

8	Employee benefit expenses

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Wages and salaries	532,879	691,296	705,205
Share award expenses (Note 7)	226,097	10,601	15,581
Retirement benefit costs	19,420	27,860	24,681

	778,396	729,757	745,467

The PCB Business participates in employee social security plans, including pension, medical and other welfare benefits organised by the municipal government in mainland China in accordance with relevant regulations. Contributions are calculated based on certain percentages of the total salary costs of employees, subject to certain ceilings. The assets of the plans are held separately by the municipal government, which is responsible for the entire pension obligations payable to the retired employees. The PCB Business has no other obligations except for making these specific contributions to the plans.

The PCB Business also operates a defined contribution scheme in accordance with the requirements of the Mandatory Provident Fund Ordinance for all eligible employees in Hong Kong. Contributions to the scheme are calculated based on certain percentage of the applicable salary costs or pre-determined fixed sums. The assets of the scheme are held under separate independent trust funds.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
9	Expenses by nature

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Raw materials and consumables used	2,049,998	2,600,715	2,401,663
Employee benefit expenses (Note 8)	778,396	729,757	745,467
Amortisation of intangible assets	1,337	2,991	1,170
Amortisation of leasehold land and land use rights	2,167	3,600	3,641
Depreciation of property, plant and equipment	278,664	420,885	487,524
Impairment of property, plant and equipment	10,612	—	21,504
Impairment of intangible assets	—	19,860	—
Loss on disposal/written-off of property, plant and equipment	2,563	19,493	10,235
Provision for/(written-back of) bad and doubtful debts	6,590	(1,659)	5,650
Provision for inventories	12,572	6,646	3,302
Sales commission	12,890	17,038	10,139
Subcontracting expenses	82,568	98,987	35,546
Auditor’s remuneration	4,024	4,843	3,902
Operating lease rental expense
- Land and buildings	4,645	6,036	5,677
Net exchange (gain)/loss	(68,349)	(152,479)	13,464
Others	598,356	926,067	851,906

Total cost of sales, selling and distribution expenses, general and administrative expenses and share award expenses	3,777,033	4,702,780	4,600,790

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS

10	Interest income

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Interest income from banks	9,786	4,780	2,156
Interest income from fellow subsidiaries	6,683	12,660	3,992
Interest income from deposits relating to share subscription during the Listing	12,038	—	—

	28,507	17,440	6,148

11	Finance costs

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Interest expenses on bank loans, overdrafts and other short-term loans wholly repayable within five years	104,311	138,260	88,195
Less: amounts capitalised in property, plant and equipment (Note)	—	(24,777)	(14,933)

	104,311	113,483	73,262
Interest expenses to a fellow subsidiary	—	—	21
Interests on accretion of discount of financial liabilities	—	15,876	9,150

	104,311	129,359	82,433

Note:

Interest expenses of approximately HK$24,777,000 and HK$14,933,000 arising on borrowings for the construction and acquisition of qualifying assets were capitalised during the year ended 31 December 2008 and 2009 and are included in ‘Additions’ under property, plant and equipment. There was no such item in 2007. A capitalisation rate of approximately 3.9% and 1.9% per annum was used for the year ended 31 December 2008 and 2009, representing the interest rate of the loans used to finance the projects.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
12	Income tax expense

The amounts of taxation charged to the combined income statement represent:

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Current income tax
- Hong Kong profits tax	(139)	138	1,985
- Overseas taxation	73,472	78,676	79,179
Deferred income tax (Note 24)	(9,140)	(5,919)	(12,366)

	64,193	72,895	68,798

Taxation has been provided at the appropriate tax rates prevailing in the countries in which the PCB Business operates. Hong Kong profits tax has been provided at the rate of 17.5%, 16.5% and 16.5% on the estimated assessable profit for the years ended 31 December 2007, 2008 and 2009 respectively. The rates applicable for income tax in mainland China are 33%, 25% and 25% for the years ended 31 December 2007, 2008 and 2009 respectively. Certain subsidiaries established in mainland China are entitled to exemption and concessions from income tax under tax holidays. Income tax was calculated at rates given under the concessions.

The new Corporate Income Tax Law increases the corporate income tax rate for foreign investment enterprises from previous preferential rates to 25% with effect from 1 January 2008. Companies established in mainland China before 16 March 2007 and previously taxed at the rate lower than 25% may be offered a gradual increase of tax rate to 25% within 5 years.

Certain subsidiaries of the PCB Business established in mainland China will enjoy preferential income tax rate from 2008 to 2011 and be taxed at the rate of 25% from 2012 or when the preferential treatment expires.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
12	Income tax expense (Continued)

The taxation of the PCB Business’ profit before income tax differs from the theoretical amount that would arise using the applicable tax rate, being the weighted average of tax rates prevailing in the territories in which the PCB Business operates, as follows:

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Profit before income tax	417,131	556,548	301,425

Tax calculated at domestic applicable tax rate	166,417	134,385	76,841
Effect of change in tax rate	(10,940)	(14,200)	—
Effect of relief on income tax	(136,263)	(40,090)	(64,100)
Expenses not deductible for taxation purposes	51,338	40,228	51,464
Income not subject to taxation	(27,645)	(51,196)	(14,147)
Unrecognised tax loss utilised during the year	(2,128)	(1,086)	(5,526)
Tax losses for which no deferred tax recognised	23,414	4,854	24,266

Income tax expense	64,193	72,895	68,798

Weighted average domestic applicable tax rate	39.9%	24.1%	25.5%

The change in weighted average domestic applicable tax rates above is mainly caused by a change in mix of profit earned in different tax jurisdictions and changes in respective tax rates as mentioned above.

13	Dividend

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Dividend paid	290,000	600,100	—

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
14	Property, plant and equipment

				Plant,
			Furniture	machinery		Construction
		Leasehold	and	and	Motor	in
	Buildings	improvements	equipment	equipment	vehicles	progress	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

At 1 January 2007
Cost	517,253	10,298	100,302	2,081,859	18,801	112,334	2,840,847
Accumulated depreciation and accumulated impairment	(117,971)	(4,634)	(47,801)	(764,542)	(12,227)	—	(947,175)

Net book amount	399,282	5,664	52,501	1,317,317	6,574	112,334	1,893,672

Year ended 31 December 2007
Opening net book amount	399,282	5,664	52,501	1,317,317	6,574	112,334	1,893,672
Exchange differences	30,448	—	4,422	106,264	393	36,852	178,379
Additions	8,276	91	20,762	292,816	4,024	892,351	1,218,320
Addition through business combinations	160,233	—	4,998	298,651	127	362,241	826,250
Disposals	(164)	—	(129)	(5,027)	—	(613)	(5,933)
Depreciation	(29,551)	(92)	(28,273)	(217,959)	(2,789)	—	(278,664)
Reclassification	28,338	562	49,845	156,052	—	(234,797)	—
Impairment	—	—	(579)	(10,033)	—	—	(10,612)

Closing net book value	596,862	6,225	103,547	1,938,081	8,329	1,168,368	3,821,412

At 31 December 2007
Cost	752,116	10,937	221,491	2,901,088	21,590	1,168,368	5,075,590
Accumulated depreciation and accumulated impairment	(155,254)	(4,712)	(117,944)	(963,007)	(13,261)	—	(1,254,178)

Net book amount	596,862	6,225	103,547	1,938,081	8,329	1,168,368	3,821,412

Year ended 31 December 2008
Opening net book amount	596,862	6,225	103,547	1,938,081	8,329	1,168,368	3,821,412
Exchange differences	41,027	—	5,245	122,414	353	46,731	215,770
Additions	6,323	85	17,640	59,314	3,406	1,260,856	1,347,624
Disposals	(19,054)	—	(116)	(1,385)	(118)	(1,470)	(22,143)
Depreciation	(41,354)	(140)	(35,787)	(340,399)	(3,205)	—	(420,885)
Reclassification	436,130	—	17,721	750,000	—	(1,203,851)	—

Closing net book amount	1,019,934	6,170	108,250	2,528,025	8,765	1,270,634	4,941,778

At 31 December 2008
Cost	1,217,579	11,022	263,912	3,850,084	25,424	1,270,634	6,638,655
Accumulated depreciation and accumulated impairment	(197,645)	(4,852)	(155,662)	(1,322,059)	(16,659)	—	(1,696,877)

Net book amount	1,019,934	6,170	108,250	2,528,025	8,765	1,270,634	4,941,778

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
14	Property, plant and equipment (Continued)

				Plant,
			Furniture	machinery		Construction
		Leasehold	and	and	Motor	in
	Buildings	improvements	equipment	equipment	vehicles	progress	Total
	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000

Year ended 31 December 2009
Opening net book amount	1,019,934	6,170	108,250	2,528,025	8,765	1,270,634	4,941,778
Exchange differences	1,884	—	119	4,702	8	1,800	8,513
Additions	5,966	5	22,800	18,786	1,054	328,440	377,051
Disposals/written-off	(40)	—	(335)	(247)	(2,680)	(10,038)	(13,340)
Depreciation	(60,539)	(154)	(41,286)	(382,598)	(2,947)	—	(487,524)
Reclassification	123,123	—	9,095	339,130	—	(471,348)	—
Impairment	—	—	—	—	—	(21,504)	(21,504)

Closing net book amount	1,090,328	6,021	98,643	2,507,798	4,200	1,097,984	4,804,974

At 31 December 2009
Cost	1,348,796	11,027	290,682	4,205,805	21,383	1,119,488	6,997,181
Accumulated depreciation and accumulated impairment	(258,468)	(5,006)	(192,039)	(1,698,007)	(17,183)	(21,504)	(2,192,207)

Net book amount	1,090,328	6,021	98,643	2,507,798	4,200	1,097,984	4,804,974

Depreciation expenses for years ended 31 December 2007, 2008 and 2009 have been charged to the combined income statement as below:

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Cost of sales	261,906	397,621	446,888
Selling and distribution expenses	3,550	3,678	4,048
General and administrative expenses	13,208	19,586	36,588

	278,664	420,885	487,524

Impairment loss of approximately HK$10,612,000, nil and HK$21,504,000 has been charged to general and administrative expenses for the years ended 31 December 2007, 2008 and 2009 respectively.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
15	Leasehold land and land use rights

The PCB Business’ interest in leasehold land and land use rights represents prepaid operating lease payments and their net book values are analysed as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Beginning of the year
Cost	91,856	154,548	162,933
Accumulated amortisation	(8,811)	(11,506)	(15,677)

Net book amount	83,045	143,042	147,256

Opening net book amount	83,045	143,042	147,256
Exchange differences	6,271	7,814	204
Acquisition through business combination (Note 32(a))	55,893	—	—
Amortisation	(2,167)	(3,600)	(3,641)

Closing net book amount	143,042	147,256	143,819

End of the year
Cost	154,548	162,933	163,168
Accumulated amortisation	(11,506)	(15,677)	(19,349)

Net book amount	143,042	147,256	143,819

Amortisation expenses for years ended 31 December 2007, 2008 and 2009 have been charged to the combined income statement as below:

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Cost of sales	157	157	157
General and administrative expenses	2,010	3,443	3,484

	2,167	3,600	3,641

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
15	Leasehold land and land use rights (Continued)

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

In Hong Kong held on:
Leases of leasehold land between 10 to 50 years	6,213	6,056	5,899

In mainland China held on:
Leases of land use rights between 10 to 50 years	130,673	135,325	132,157

In India held on:
Leases of land use rights between 10 to 50 years	6,156	5,875	5,763

	143,042	147,256	143,819

In regards with the leasehold land and land use rights owned and occupied by the PCB Business, the PCB Business holds all of the relevant certificates of state-owned land use rights except for a piece of land in mainland China for which the net book value as at 31 December 2007, 2008 and 2009 amounted to approximately HK$9,637,000, HK$10,010,000 and HK$9,807,000 respectively.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
16	Intangible assets

		Techno-
	Goodwill	logies	Customer
	HK$’000	fee	relationship	Others	Total
	(Note (i))	HK$’000	HK$’000	HK$’000	HK$’000

At 1 January 2007
Cost	34,201	11,700	—	800	46,701
Accumulated amortisation and accumulated impairment	(19,724)	(4,095)	—	(321)	(24,140)

Net book amount	14,477	7,605	—	479	22,561

Year ended 31 December 2007
Opening net book amount	14,477	7,605	—	479	22,561
Exchange differences	1,014	—	294	—	1,308
Acquisition through business combination (Note 32(a))	106,738	—	20,629	—	127,367
Amortisation	—	(1,170)	(167)	—	(1,337)

Closing net book amount	122,229	6,435	20,756	479	149,899

At 31 December 2007
Cost	141,953	11,700	20,931	800	175,384
Accumulated amortisation and accumulated impairment	(19,724)	(5,265)	(175)	(321)	(25,485)

Net book amount	122,229	6,435	20,756	479	149,899

Year ended 31 December 2008
Opening net book amount	122,229	6,435	20,756	479	149,899
Exchange differences	9,253	—	925	—	10,178
Impairment	—	—	(19,860)	—	(19,860)
Adjustment for change in estimate of contingent consideration (Note (ii))	(115,067)	—	—	—	(115,067)
Amortisation	—	(1,170)	(1,821)	—	(2,991)

Closing net book amount	16,415	5,265	—	479	22,159

At 31 December 2008
Cost	36,139	11,700	22,260	800	70,899
Accumulated amortisation and accumulated impairment	(19,724)	(6,435)	(22,260)	(321)	(48,740)

Net book amount	16,415	5,265	—	479	22,159

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
16	Intangible assets

		Techno-
	Goodwill	logies	Customer
	HK$’000	fee	relationship	Others	Total
	(Note (i))	HK$’000	HK$’000	HK$’000	HK$’000

Year ended 31 December 2009
Opening net book amount	16,415	5,265	—	479	22,159
Exchange differences	30	—	—	—	30
Amortisation	—	(1,170)	—	—	(1,170)

Closing net book amount	16,445	4,095	—	479	21,019

At 31 December 2009
Cost	36,169	11,700	22,260	800	70,929
Accumulated amortisation and accumulated impairment	(19,724)	(7,605)	(22,260)	(321)	(49,910)

Net book amount	16,445	4,095	—	479	21,019

Amortisation of approximately HK$1,337,000, HK$2,991,000 and HK$1,170,000 has been included in general and administrative expenses in the combined income statement for the years ended 31 December 2007, 2008 and 2009, respectively.

Impairment charge of approximately nil, HK$19,860,000 and nil has been included in general and administrative expenses in the combined income statement for the years ended 31 December 2007, 2008 and 2009, respectively.

Notes:
(i)	Impairment test for goodwill

Goodwill is allocated to the PCB Business’ CGUs identified according to the country of operation. The allocation by country of operation is presented below:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Mainland China	122,229	16,415	16,445

For the purposes of impairment reviews, the recoverable amount of goodwill is determined based on value-in-use calculations. The value-in-use calculations use cash flow projections based on the extrapolation of the latest unaudited financial results of each CGU to a five-year period. Cash flows beyond the five-year period are extrapolated using the estimated growth rates stated below. There are a number of assumptions and estimates involved for the preparation of cash flow projections for the year.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
16	Intangible assets
(i)	Impairment test for goodwill (Continued)

Key assumptions used for value-in-use calculations for goodwill for the following five periods of each of the years ended 31 December 2007, 2008 and 2009 are presented below:

	At 31 December
	2007	2008	2009

Gross margin	23.0%	19.2%	19.6%
Growth rate	20.0%	10.0%	10.0%
Discount rate	8.3%	6.1%	6.0%

These assumptions have been used for the analysis of each CGU within the business segment. The directors prepared the financial budgets reflecting actual and prior year performance and market development expectations. The growth rates used are consistent with the industry growth estimates. The directors estimate discount rate using pre-tax rates that reflect market assessments of the time value of money of the PCB Business for the years ended 31 December 2007, 2008 and 2009. Judgement is required to determine key assumptions adopted in the cash flow projections and changes to key assumptions can significantly affect these cash flow projections.

(ii)	Adjustment for change in estimate of contingent consideration

As at 31 December 2008, the present value of the put option which represents a contingent consideration due in 2013 in relation to the acquisition of Meadville Aspocomp (BVI) Holdings Limited (“MAH”), (Note 32(a)), has been decreased by approximately HK$129,000,000. Relevant goodwill has been reduced by approximately HK$115,067,000 and the excess credit of approximately HK$13,933,000 has been recognised in the combined income statement.

As at 31 December 2009, the present value of the aforementioned put option has been increased by approximately HK$1,807,000. In connection with the adjustments made for the year ended 31 December 2009, prior to entering into certain foreign exchange contracts to hedge against the foreign exchange risk in relation to the put option denominated in EUR, the present value of the put option has been further reduced by approximately HK$13,425,000 and the corresponding amount has been recognised in the combined income statement. Subsequent to entering into certain foreign exchange contracts in February 2009 and upon the adoption of hedge accounting, the change in present value of the redemption amount of approximately HK$15,232,000 has been debited to the hedging reserve in the combined statements of changes in equity.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
17	Available-for-sale financial asset

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Unlisted equity security Beginning of the year	—	21,089	20,635
Addition	21,089	—	—
Less: fair value loss recognised directly in available-for-sale financial asset reserve	—	(454)	(2,921)

End of the year	21,089	20,635	17,714

The fair value of unlisted equity security is based on enterprise value calculation which uses an average of the latest two years’ EBITDA extracted from the latest unaudited financial results of this security and an enterprise value multiplier of 5.5 times as at 31 December 2007, 2008 and 2009.

18	Inventories

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Raw materials	121,233	150,286	150,066
Work in progress	114,755	101,448	123,874
Finished goods	161,860	173,315	174,082
Consumable stocks	572	2,004	2,465

	398,420	427,053	450,487

The cost of inventories recognised as expenses and included in cost of sales is as follows:

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Cost of inventories	3,137,705	4,198,374	3,933,716

Provision for inventories amounted to approximately HK$12,572,000, HK$6,646,000 and HK$3,302,000 which have been included in cost of sales in the combined income statement for the years ended 31 December 2007, 2008 and 2009, respectively.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
19	Debtors and prepayments

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Debtors	1,368,801	986,983	985,129
Prepayments and other receivables	112,052	176,689	112,198

	1,480,853	1,163,672	1,097,327

The carrying amounts of debtors and prepayments approximate their fair values.

During the year, the PCB Business normally granted credit terms of 60-90 days. The ageing analysis of the debtors, based on the invoice date and net of provision, is as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Within credit period	906,067	718,206	793,605
0 - 30 days	206,755	171,635	97,585
31 - 60 days	135,678	36,756	65,852
61 - 90 days	73,682	40,565	22,425
Over 90 days	46,619	19,821	5,662

	1,368,801	986,983	985,129

As at 31 December 2007, 2008 and 2009, debtors of approximately HK$31,945,000, HK$40,495,000 and HK$20,347,000 were considered for impairment, of which HK$24,596,000, HK$14,792,000 and HK$14,808,000 have been provided for as at 31 December 2007, 2008 and 2009. The individually impaired receivables mainly relate to customers, which are in unexpected difficult economic situations. It was assessed that the remaining portion of the receivables is expected to be recovered.

As at 31 December 2007, 2008 and 2009, debtors of approximately HK$455,385,000, HK$243,074,000 and HK$185,985,000 were past due but not considered impaired. These relate to a number of independent customers for whom there is no recent history of default. The ageing analysis of these debtors is as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

0 - 30 days	206,755	171,635	97,585
31 - 60 days	135,678	36,756	65,852
61 - 90 days	68,528	21,096	16,886
Over 90 days	44,424	13,587	5,662

	455,385	243,074	185,985

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
19	Debtors and prepayments (Continued)

The carrying amounts of the PCB Business’ debtors and prepayments are denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

HK$	20,481	16,521	11,242
US$	680,210	559,317	730,280
RMB	775,858	566,283	337,066
EUR	2,257	21,540	18,246
Other currencies	2,047	11	493

	1,480,853	1,163,672	1,097,327

Movements on the provision for impairment of debtors are as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Beginning of the year	34,855	24,596	14,792
Exchange differences	999	484	10
Provision for impairment of receivables	12,060	7,318	9,008
Receivables written off during the year as uncollectible	(17,848)	(8,629)	(5,644)
Unused amounts reversed	(5,470)	(8,977)	(3,358)

End of the year	24,596	14,792	14,808

The creation and release of provision for impaired receivables have been included in selling and distribution expenses in the combined income statement. Amounts charged to the allowance account are generally written off when there is no expectation of recovering additional cash.

The other classes within debtors and prepayments do not contain impaired assets.

The maximum exposure to credit risk at the reporting date is the fair value of each class of receivable mentioned above. The PCB Business does not hold any collateral as security.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
20	Cash and bank balances

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Cash in hand	376	406	381
Bank balances	402,446	797,468	849,728

	402,822	797,874	850,109

Cash and bank balances are denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

HK$	19,215	20,765	31,941
RMB	196,140	351,062	490,748
US$	133,129	382,772	303,945
Other currencies	54,338	43,275	23,475

	402,822	797,874	850,109

Cash and bank balances include the following:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Restricted bank balances	3,901	5,873	7,210

Some of the PCB Business’ bank balances denominated in RMB are deposited with banks in mainland China. The remittance of funds out of these bank accounts is subject to the rules and regulations of foreign exchange control by the Chinese Government.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
21	Capital and reserves

			Employee
		Available-	share-
		for-sale	based
		financial	compensation		General
	Capital	asset	reserve	Hedging	reserve	Exchange	Retained
	reserve	reserve	HK$’000	reserve	HK$’000	reserve	earnings	Total
	HK$’000	HK$’000	Note (i)	HK$’000	Note (ii)	HK$’000	HK$’000	HK$’000

At 1 January 2007	134,811	—	—	—	81,395	53,690	163,725	433,621
Exchange differences	—	—	—	—	713	81,190	—	81,903
Profit for the year	—	—	—	—	—	—	246,094	246,094
Capital contribution from immediate holding company	826,612	—	—	—	—	—	—	826,612
Shares award expenses (Note 7)	—	—	226,097	—	—	—	—	226,097
Dividend (Note 13)	—	—	(226,097)	—	—	—	(63,903)	(290,000)
Transfer	—	—	—	—	48,461	—	(48,461)	—

At 31 December 2007	961,423	—	—	—	130,569	134,880	297,455	1,524,327
Exchange differences	—	—	—	—	649	60,104	—	60,753
Change in fair value of available-for-sale financial asset	—	(454)	—	—	—	—	—	(454)
Profit for the year	—	—	—	—	—	—	376,071	376,071
Shares award expenses (Note 7)	—	—	10,601	—	—	—	—	10,601
Dividend (Note 13)	—	—	(8,404)	—	—	—	(591,696)	(600,100)
Transfer	—	—	—	—	35,388	—	(35,388)	—

At 31 December 2008	961,423	(454)	2,197	—	166,606	194,984	46,442	1,371,198
Exchange differences	—	—	—	—	22	6,691	—	6,713
Change in fair value of available-for-sale financial asset	—	(2,921)	—	—	—	—	—	(2,921)
Cash flow hedge
- Change in fair value of hedging instruments	—	—	—	19,530	—	—	—	19,530
- Transfer to income statement upon change in fair value of hedged items	—	—	—	(15,232)	—	—	—	(15,232)
- Transfer to property, plant and equipment	—	—	—	(191)	—	—	—	(191)
Profit for the year	—	—	—	—	—	—	140,078	140,078
Capital contribution from immediate holding company (Note 32(c))	266,120	—	—	—	—	—	—	266,120
Shares award expenses (Note 7)	—	—	15,581	—	—	—	—	15,581
Transfer	—	—	—	—	28,183	—	(28,183)	—

At 31 December 2009	1,227,543	(3,375)	17,778	4,107	194,811	201,675	158,337	1,800,876

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
21	Capital and reserves (Continued)

Notes:
(i)	The employee share-based compensation reserve relates to the share award expenses, details of which are described in Note 7.

(ii)	As stipulated by regulations in mainland China, subsidiaries established and operated in mainland China are required to appropriate a portion of their after-tax profit (after offsetting prior year losses) to the general reserve, at rates determined by their respective boards of directors. The general reserve can be utilised to offset prior year losses or be utilised for the issuance of bonus shares. During the years ended 31 December 2007, 2008 and 2009, the boards of directors of certain of the PCB Business’ entities established in mainland China appropriated an aggregate amount of approximately HK$48,461,000, HK$35,388,000 and HK$28,183,000 to the general reserve respectively.
22	Borrowings

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Non-current
Long-term bank loans (Note (a))	1,679,147	2,763,230	2,815,156

Current
Current portion of long-term bank loans (Note (a))	379,294	358,982	515,169
Short-term bank loans (Note (b))	528,994	438,405	39,763
Bank overdrafts (Note (b))	—	25,626	—

	908,288	823,013	554,932

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
22	Borrowings (Continued)

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Long-term bank loans	2,058,441	3,122,212	3,330,325
Less: current portion included under current liabilities	(379,294)	(358,982)	(515,169)

Long-term portion under non-current liabilities	1,679,147	2,763,230	2,815,156

All long-term bank loans are unsecured and are repayable in equal quarterly or semi-annual instalments up to 2013. The long-term bank loans carry interests that were above Hong Kong Interbank Offered Rate, London Interbank Offered Rate or Singapore Interbank Offered Rate in the range of 0.67% — 1.20%, 0.65% — 1.50% and 0.67% — 2.00% for the years ended 31 December 2007, 2008 and 2009, respectively.

(a)	The carrying amounts and fair values of the long-term bank loans are as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Long-term bank loans
Carrying amounts	2,058,441	3,122,212	3,330,325
Fair values	2,116,387	3,419,564	3,330,256

The fair values of non-current borrowings are estimated based on discounted cash flow approach using the prevailing market rates of interest available to the PCB Business of 4.11%, 0.50% and 1.43% for financial instruments with substantially the same terms and characteristics for the years ended 31 December 2007, 2008 and 2009 respectively, depending on the types and currencies of borrowings.

(b)	The carrying amounts of the short-term bank loans and bank overdrafts approximate their fair values. All short-term bank loans are unsecured.

(c)	The carrying amounts of bank borrowings are denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

RMB	570,494	493,893	147,693
HK$	1,019,000	709,644	668,805
US$	952,223	2,382,706	2,553,590
EUR	45,718	—	—

	2,587,435	3,586,243	3,370,088

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
22	Borrowings (Continued)

(d)	The effective interest rates (per annum) at the end of reporting years are as follows:

	At 31 December 2007
	RMB	HK$	US$	EUR

Long-term loans	5.73%	4.19%	6.23%	—
Short-term loans	6.34%	4.35%	6.02%	5.43%

	At 31 December 2008
	RMB	HK$	US$	EUR

Long-term loans	6.36%	4.16%	4.33%	—
Short-term loans	5.79%	—	3.79%	—
Bank overdrafts	5.10%	—	—	—

	At 31 December 2009
	RMB	HK$	US$	EUR

Long-term loans	5.06%	0.91%	1.47%	—
Short-term loans	4.10%	—	—	—

(e)	All short-term bank loans and bank overdrafts will mature within one year. The maturity of long-term bank loans is as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Within one year	379,294	358,982	515,169
Between one and two years	451,185	525,225	1,215,728
Between two and five years	1,227,962	2,238,005	1,599,428

	2,058,441	3,122,212	3,330,325

(f)	The exposure of the PCB Business’ borrowings to interest rate changes and the contractual repricing dates at the end of reporting years are as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Changes in interest rates
- 6 months or less	562,322	1,329,429	724,897
- over 6 months and up to 12 months	2,025,113	2,256,814	2,645,191

	2,587,435	3,586,243	3,370,088

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
23	Derivative financial instruments

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Assets
Forward foreign exchange contracts (Note (i))	—	—	19,530
Less: current portion included under current assets	—	—	(306)

Long-term portion under non-current assets	—	—	19,224

Liabilities
Interest rate swap contracts (Note (ii))	—	25,365	12,805
Less: current portion included under current liabilities	—	(8,015)	—

Long-term portion under non-current liabilities	—	17,350	12,805

Note:
(i)	At 31 December 2009, the PCB Business entered into certain foreign exchange contracts to buy EUR17,523,720 and JPY48,000,000 (equivalent to approximately HK$198,930,000) in total and to sell US$23,179,828 (equivalent to approximately HK$179,759,000). These outstanding forward foreign exchange contracts were mainly entered into to hedge against the foreign exchange risk in relation to the financial liabilities denominated in EUR which will mature in 2013 and payables denominated in EUR and JPY for property, plant and equipment which will mature within twelve months from date of end of reporting period.

(ii)	As at 31 December 2008 and 2009, the aggregate notional principal amounts of the outstanding swap contracts were HK$774,990,000 and HK$310,200,000 respectively, of which the PCB Business pays fixed interest at 2.72% or 3.43% per annum and receives variable rates to hedge against interest rate risk of the bank borrowings and will mature between 19 November 2009 and 30 July 2012.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
24	Deferred income tax

Deferred income tax assets and liabilities are offset when there is legally enforceable right to offset current tax assets against current tax liabilities and when the deferred income taxes relate to the same tax authority. The offset amounts are as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000
Deferred tax assets:
- Deferred tax assets to be recovered after more than 12 months	(13,124)	(32,517)	(40,931)
Deferred tax liabilities:
- Deferred tax liabilities to be settled after more than 12 months	65,183	79,520	75,550

Deferred tax liabilities — net	52,059	47,003	34,619

The gross movement of deferred income tax account is as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Beginning of the year	(155)	52,059	47,003
Exchange differences	(58)	863	(18)
Recognised in the combined income statement (Note 12)	(9,140)	(5,919)	(12,366)
Acquisition through business combination (Note 32(a))	61,412	—	—

End of the year	52,059	47,003	34,619

Representing:

Accelerated tax depreciation	12,474	17,948	17,146
Tax losses	(9,726)	(11,034)	(13,195)
Valuation adjustment resulting from acquisition of a subsidiary	78,203	67,633	60,054
Decelerated tax depreciation	(27,210)	(38,043)	(44,032)
Others	(1,682)	10,499	14,646

	52,059	47,003	34,619

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
24	Deferred income tax (Continued)

The movement in deferred tax assets and liabilities during the year without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

Deferred tax assets:

	Decelerated
	tax
	depreciation	Tax losses	Others	Total
	HK$’000	HK$’000	HK$’000	HK$’000

At 1 January 2007	—	10,110	—	10,110
Exchange differences	754	—	4	758
Recognised in the combined income statement	12,360	(384)	(700)	11,276
Acquisition through business combination (Note 32(a))	14,096	—	2,378	16,474

At 31 December 2007	27,210	9,726	1,682	38,618
Exchange differences	1,806	—	134	1,940
Recognised in the combined income statement	9,027	1,308	4,049	14,384

At 31 December 2008	38,043	11,034	5,865	54,942
Exchange differences	80	—	16	96
Recognised in the combined income statement	5,909	2,161	2,321	10,391

At 31 December 2009	44,032	13,195	8,202	65,429

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
24	Deferred income tax (Continued)

Deferred tax liabilities:

	Valuation
	adjustment
	resulting
	from
	acquisition	Accelerated
	of a	tax
	subsidiary	depreciation	Others	Total
	HK$’000	HK$’000	HK$’000	HK$’000

At 1 January 2007	—	9,955	—	9,955
Exchange differences	700	—	—	700
Recognised in the combined income statement	(383)	2,519	—	2,136
Acquisition through business combination (Note 32(a))	77,886	—	—	77,886

At 31 December 2007	78,203	12,474	—	90,677
Exchange differences	2,801	—	2	2,803
Recognised in the combined income statement	(13,371)	5,474	16,362	8,465

At 31 December 2008	67,633	17,948	16,364	101,945
Exchange differences	59	—	19	78
Recognised in the combined income statement	(7,638)	(802)	6,465	(1,975)

At 31 December 2009	60,054	17,146	22,848	100,048

Pursuant to the new Corporate Income Tax Law with effect from 1 January 2008, a 5% withholding tax is levied on dividends distributed to foreign investors by the foreign investment enterprises established in mainland China. The requirement applies to earnings accumulated after 31 December 2007. As at 31 December 2008 and 2009, approximately HK$9,914,000 and HK$14,255,000 deferred tax liabilities have been recognised by the PCB Business and presented in the movement of deferred tax liabilities within “Others”.

Deferred income tax assets are recognised for tax losses carry forwards to the extent that the realisation of the related benefit through the future taxable profits is probable. The PCB Business did not recognise deferred income tax assets of approximately HK$55,444,000, HK$70,959,000 and HK$89,608,000 in respect of accumulated losses amounting to approximately HK$235,894,000, HK$303,043,000 and HK$367,132,000 as at 31 December 2007, 2008 and 2009, respectively that can be carried forward against future taxable income. As at 31 December 2007, 2008 and 2009, these accumulated tax losses amounting to approximately HK$185,977,000, HK$245,225,000 and HK$340,214,000 will be expired in five years. There is no expiry period for other tax losses.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
25	Financial liabilities

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Put option	264,394	151,270	162,365

Note:

In November 2007, the Company entered into a contract with Aspocomp Group OYJ (“Aspocomp”), an independent third party incorporated in Finland and listed on the Helsinki Stock Exchange, to acquire 80% of the equity interest in MAH. The PCB Business and Aspocomp Holding Pte. Ltd., a wholly-owned subsidiary of Aspocomp, also entered into a put and call option agreement (“Option Deed”) as part and parcel of the MAH acquisition. Under the Option Deed, MTG(PCB2) was granted a call, to buy the remaining 20% equity interests in MAH and Aspocomp Holding Pte. Ltd. was granted a put option to sell its remaining 20% equity interests in MAH in the period from 2013 to 2023.

The put option granted under the Option Deed was recognised as financial liabilities in the combined financial statements of the PCB Business at the present value of the redemption amount.

For the purposes of determining the present value of the put option, the put option is determined based on the greater of (i) enterprise value calculation which uses EBITDA projections based on the extrapolation of the latest unaudited combined financial results of MAH to a four-year period and an enterprise value multiplier of 5.5 times or (ii) net asset value based on the extrapolation of the latest unaudited combined financial results of MAH as at end of the financial year 2012; or (iii) the minimum price of approximately EUR15.38 million plus interest which will accrue at the rate of 2.5% per annum, compounding annually for a five-year period up to financial year ending 31 December 2012.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
25	Financial liabilities (Continued)

There are a number of assumptions and estimates involved in the preparation of EBITDA projections for the year. Key assumptions used for enterprise value calculation for put option of each of the years ended 31 December 2007, 2008 and 2009 are presented as below:

	At 31 December
	2007	2008	2009

Gross margin	17.8%	19.2%	19.6%
Growth rate	25.0%	10.0%	10.0%
Discount rate	8.3%	6.1%	6.0%

The directors prepared the financial budgets reflecting actual and prior year performance and market development expectations. The growth rates used are consistent with the industry growth estimates. The directors estimate discount rate using pre-tax rates that reflect market assessments of the time value of money of the PCB Business for the years ended 31 December 2007, 2008 and 2009. Judgement is required to determine key assumptions adopted in the EBITDA projections and changes to key assumptions can significantly affect these EBITDA projections.

The value of put option as at 31 December 2008 and 2009 represent the present value of the minimum price which was the highest possible value under the put option (Note 16(ii)).

26	Long-term other payables

The balances represent payable for purchase of property, plant and equipment and will be settled after twelve months.

The balances are denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

US$	87,862	44,349	60,713
JPY	26,272	13,039	—
EUR	1,524	17,176	—
HK$	—	—	2,157

	115,658	74,564	62,870

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
27	Creditors and accruals

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Creditors	598,331	667,797	561,847
Accruals	672,426	720,622	522,176

	1,270,757	1,388,419	1,084,023

The carrying amounts of creditors and accruals approximate their fair values.

During the year, the PCB Business normally received credit terms of 60-90 days. The ageing analysis of the creditors, based on the invoice date, is as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Within credit period	368,096	408,312	377,976
0 - 30 days	127,096	181,909	128,897
31 - 60 days	58,889	55,412	36,278
61 - 90 days	25,078	10,287	11,196
Over 90 days	19,172	11,877	7,500

	598,331	667,797	561,847

The carrying amounts of the PCB Business’ creditors and accruals are denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

HK$	170,923	160,345	139,777
RMB	652,364	775,854	737,230
US$	289,491	405,821	181,735
EUR	90,991	39,963	16,131
JPY	46,470	6,197	4,100
Other currencies	20,518	239	5,050

	1,270,757	1,388,419	1,084,023

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
28	Amounts due from/(to) a minority shareholder/a subsidiary of a minority shareholder

The amounts due from/(to) a minority shareholder and a subsidiary of a minority shareholder are unsecured, interest-free and payable on demand except for trading balances which are due within normal trade credit terms. The carrying amounts of these balances approximate their fair values.

The carrying amount of the amount due from a minority shareholder is denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

US$	2,529	—	—
EUR	36,526	—	—

	39,055	—	—

The carrying amount of the amount due to a minority shareholder is denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

US$	165,969	77,898	58,146
RMB	7,708	91,761	53,132

	173,677	169,659	111,278

The carrying amount of the amount due to a subsidiary of a minority shareholder is denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

US$	—	—	6,064
RMB	5,040	12,338	13,855

	5,040	12,338	19,919

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
29	Amounts due from/(to) fellow subsidiaries/loan to a fellow subsidiary

The amounts due from/(to) fellow subsidiaries are unsecured and repayable on demand, except for trading balances which are due within normal credit terms. The amounts due from/(to) fellow subsidiaries are interest-bearing at 5.50%, 4.00% and 1.54% per annum on outstanding amounts as at 31 December 2007, 2008 and 2009 respectively. The carrying amounts of these balances approximate their fair values. The amounts due from fellow subsidiaries are denominated in the following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

HK$	244,296	388,330	—
RMB	—	1,348	—
US$	—	564	—

	244,296	390,242	—

The amounts due to fellow subsidiaries are denominated in following currencies:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

HK$	(6,562)	—	(7,623)
RMB	—	(41,719)	(35,331)
US$	(93,276)	(46,762)	(85,442)

	(99,838)	(88,481)	(128,396)

The loan to a fellow subsidiary was unsecured, interest-bearing at 4.20% per annum as at 31 December 2008 and repaid during year ended 31 December 2009. The balance was denominated in US$. The carrying amount of the balance approximated its fair value.

30	Amounts due from/(to) intermediate holding company and immediate holding company

The amounts due from/(to) intermediate holding company and immediate holding company are unsecured, interest-free and repayable on demand. The carrying amounts of these balances approximate their fair values. These amounts are denominated in HK$.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
31	Commitments

(a)	Capital commitments

Capital commitments in respect of property, plant and equipment at the end of reporting years are as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Contracted but not provided for	615,276	332,771	256,502
Authorised but not contracted for	101,379	3,342	11,298

	716,655	336,113	267,800

At 31 December 2007, 2008 and 2009, the PCB Business had commitment in respect of the injection of additional capital into certain subsidiaries established in mainland China totalling approximately HK$664,265,000, HK$654,574,000 and HK$186,120,000 respectively.
(b)	Operating lease commitments

The future aggregate minimum lease expense under non-cancellable operating leases in respect of land and buildings is payable as follows:

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Within one year	3,055	2,391	3,053
One to five years	3,908	2,992	3,896
More than five years	18,956	18,695	18,341

	25,919	24,078	25,290

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
32	Notes to the combined statements of cash flows

(a)	Acquisition of a subsidiary through business combination

On 30 November 2007, the PCB Business acquired 80% of the share capital of MAH from a third party, Aspocomp, for a consideration of approximately HK$724,166,000.

Details of the net assets acquired and goodwill are as follows:

HK$’000
Purchase consideration:
- Cash paid	707,666
- Financial liabilities — put option (Note 25)	264,394
- Direct costs relating to the acquisition	16,500

Total purchase consideration	988,560
Fair value of net assets acquired — shown as below	(881,822)

Goodwill (Note 16)	106,738

The goodwill is attributable to the workforce of the acquired business and the significant synergies expected to arise after the PCB Business’ acquisition of MAH.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
32	Notes to the combined statements of cash flows (Continued)

(a)	Acquisition of a subsidiary through business combination (Continued)

The assets and liabilities as at 30 November 2007 arising from the acquisition are as follows:

	Acquiree’s
	carrying
	amount		Acquiree’s
	before	Fair value	fair value
	acquisition	adjustment	amount
	HK$’000	HK$’000	HK$’000
Net assets acquired comprised of:
Property, plant and equipment	568,776	257,474	826,250
Leasehold land and land use rights	21,099	34,794	55,893
Intangible assets	—	20,629	20,629
Inventories	27,782	—	27,782
Debtors and prepayments	216,121	—	216,121
Deferred tax assets	16,474	—	16,474
Cash and bank balances	29,451	—	29,451
Creditors and accruals	(171,772)	—	(171,772)
Taxation payable	(3,905)	—	(3,905)
Borrowings	(57,215)	—	(57,215)
Deferred tax liabilities	—	(77,886)	(77,886)

	646,811	235,011	881,822
Goodwill (Note 16)			106,738

			988,560

Satisfied by:
Cash consideration			724,166
Financial liabilities (Note 25)			264,394

			988,560

Net cash outflow arising on acquisition
Cash consideration			724,166
Bank balances and cash acquired			(29,451)

Net outflow of cash and cash equivalents in respect of the acquisition of a subsidiary			694,715

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
32	Notes to the combined statements of cash flows (Continued)

(b)	Analysis of cash and cash equivalents

	At 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Cash and bank balances (Note 20)	402,822	797,874	850,109
Bank overdrafts (Note 22)	—	(25,626)	—

	402,822	772,248	850,109
Less: restricted bank balances (Note 20)	(3,901)	(5,873)	(7,210)

Cash and cash equivalents	398,921	766,375	842,899

(c)	Major non-cash transactions

During the year ended 31 December 2009, the immediate holding company of the PCB Business contributed capital of approximately HK$266,120,000 to the PCB Business which was settled through current account.

During the year ended 31 December 2009, the PCB Business assigned an amount of approximately HK$273,465,000 due from fellow subsidiaries to the immediate holding company of the PCB Business.

33	Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control.

The directors regard MTG Investment (BVI) Limited and SuSih, both incorporated in the British Virgin Islands, as being the immediate holding company and ultimate holding company respectively.

The PCB Business regularly conducts transactions in the normal course of business with a minority shareholder, a subsidiary of a minority shareholder and other related parties, details of which during the years are:

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
33	Related party transactions (Continued)

(a)	Purchases of raw materials (Note i)

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

A minority shareholder	418,501	401,531	309,007

A subsidiary of a minority shareholder	37,272	30,047	55,741

Fellow subsidiaries	281,974	345,288	389,516

(b)	Rental expense (Note ii)

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

A fellow subsidiary	503	503	503

(c)	Interest expense (Note iii)

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

A fellow subsidiary	—	—	21

(d)	Rental income (Note ii)

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Fellow subsidiaries	959	1,282	666

(e)	Interest income (Note iii)

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Fellow subsidiaries	6,683	12,660	3,992

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
33	Related party transactions (Continued)

(f)	Amounts due from/(to) related parties

		At 31 December
		2007	2008	2009
	Note	HK$’000	HK$’000	HK$’000

Non-trade balance Intermediate holding company	30	40,177	—	—

Non-trade balance Immediate holding company	30	(290,000)	(643,961)	(47,381)

Non-trade balance Fellow subsidiaries	29	244,296	390,242	—

Non-trade balance Fellow subsidiaries		(14,363)	—	(7,623)

Trade balance Fellow subsidiaries		(85,475)	(88,481)	(120,773)

	29	(99,838)	(88,481)	(128,396)

Loan to a fellow subsidiary	29	—	41,074	—

Non-trade balance A minority shareholder	28	39,055	—	—

Dividend payable A minority shareholder		(343)	(60,466)	—
Trade balance A minority shareholder		(173,334)	(109,193)	(111,278)

	28	(173,677)	(169,659)	(111,278)

Trade balance A subsidiary of a minority shareholder	28	(5,040)	(12,338)	(19,919)

Notes:
(i)	Purchases of raw materials from a minority shareholder, a subsidiary of a minority shareholder and fellow subsidiaries are made at prices and terms comparable to those charged by and contracted with other third party suppliers of the PCB Business.

(ii)	Rental income/expenses were based on underlying rental agreements which are renewed annually.

(iii)	Interest expenses/income were calculated at 5.50%, 4.00% and 1.54% per annum on the outstanding amounts for the years ended 31 December 2007, 2008 and 2009 respectively.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
33	Related party transactions (Continued)

(g)	Key management compensation

	Year ended 31 December
	2007	2008	2009
	HK$’000	HK$’000	HK$’000

Basic salaries, allowances and benefits in kind	34,777	45,720	41,643
Share award expenses (Note 7)	150,326	4,018	6,167
Bonuses	11,022	12,929	12,761

	196,125	62,667	60,571

34	Reconciliation to US GAAP

The PCB Business’ combined financial statements have been prepared in accordance with HKFRS which differs in some respect from accounting principles generally accepted in the United States of America (“US GAAP”). The effect on profit attributable to equity holders and capital and reserves attributable to equity holders of the PCB Business arising from significant differences between HKFRS and US GAAP is as follows.

			Year ended 31 December
			2007	2008	2009
	Note		HK$’000	HK$’000	HK$’000

Profit for the year under HKFRS			352,938	483,653	232,627
US GAAP adjustments:
Acquisition of non-controlling interest (“NCI”)	(a	)	108	108	108
Reversal of amortisation of goodwill	(b	)	—	—	—
Put and call options on NCI:
- Fair value step-up	(c1)		217	7,777	4,552
- Accretion of NCI to redemption value	(c2)		—	1,942	(4,137)
Derivatives	(d	)	—	—	19,224
Available-for-sale financial asset	(e	)	—	—	—
Deferred income taxes	(f	)	(54)	(1,944)	(1,135)

Profit for the year under US GAAP	(g	)	353,209	491,536	251,239

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
34	Reconciliation to US GAAP (Continued)

			At 31 December
			2007	2008	2009
	Note		HK$’000	HK$’000	HK$’000

Total equity under HKFRS			1,860,055	1,776,609	2,357,288
US GAAP adjustments:
Acquisition of NCI	(a	)	(946)	(838)	(730)
Reversal of amortisation of goodwill	(b	)	535	535	535
Put and call options on NCI:
- Fair value step-up	(c1)		(2,082)	(5,280)	(1,084)
- Accretion of NCI to redemption value	(c2)		131,255	134,153	145,557
Available-for-sale financial asset	(e	)	—	454	3,375
Deferred income taxes	(f	)	(56)	(2,021)	(3,161)

Total equity under US GAAP	(g,h	)	1,988,761	1,903,612	2,501,780

(a)	Acquisition of non-controlling interests
On 27 July 2006, the PCB Business acquired the remaining 10% non-controlling interest (“NCI”) of a 90% held subsidiary from the non-controlling shareholder.

Under HKFRS, the PCB Business adopted the parent company method whetherby acquisition of NCI is considered to give rise to additional economic interest held by the parent company. Accordingly, the PCB Business recorded the excess of the carrying value of the NCI acquired over the consideration as negative goodwill.

Under US GAAP, acquisition of NCI prior to 1 January 2009 is accounted for using the purchase method, where the 10% of assets and liabilities acquired would be recorded at fair value. The negative goodwill resulted from this assessment was used to reduce the property, plant and equipment and land use rights on a pro-rata basis.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
34	Reconciliation to US GAAP (Continued)
(b)	Amortisation of goodwill

Prior to 1 January 2003, under HKFRS, the PCB Business amortised goodwill over its useful life of 10 years and performed impairment review if there was an indication that impairment might exist. With effect from 1 January 2003, the PCB Business adopted HKFRS 3 “Business Combinations” and HKAS 36 “Impairment of Assets”, whereby goodwill is no longer amortised but is tested for impairment annually and when there are indications of impairment.

Under US GAAP, the PCB Business ceased amortisation of goodwill since 1 January 2002 and performed impairment review annually and when there are indications of impairment. Accordingly, an adjustment has been included in the US GAAP reconciliation to reverse the amortisation of goodwill for the year ended 31 December 2002.

(c)	Put and call options on non-controlling interests

In relation to the acquisition of 80% of MAH and its subsidiaries discussed in Note 25, under HKFRS, the PCB Business was deemed to have acquired 100% of MAH with a financial liability representing contingent consideration.

Under US GAAP, management determined that the put and call are considered not freestanding from the 20% NCI. The NCI, with embedded put and call options were assessed under ASC 815 “Derivative and Hedging”. As the put and call options cannot be bifurcated under FAS 133, the NCI with embedded put and call are classified as mezzanine equity and measured according to ASC 480 “Distinguishing Liabilities from Equity”. Under US GAAP, the transaction was accounted for as an acquisition of 80% of MAH, with a 20% NCI that is callable and puttable. As a result, management recorded reconciling adjustments in the US GAAP reconciliation for the following differences:
(1)	Under HKFRS, 100% of the assets and Iiabilities of MAH are stepped up to their fair values upon initial consolidation. Under US GAAP, only 80% of the assets and liabilities of MAH are stepped up to their fair values, with the remaining 20% stated at cost.

(2)	Under HKFRS, a financial liability is recorded and measured at the present value of the redemption price. Interest accrual on the financial liability is recorded as finance charge and changes in the redemption price is charged to goodwill or negative goodwill. Under US GAAP, no financial liability is recorded. The NCI with embedded put and call are classified as mezzanine equity. As the NCI is redeemable in the period from 2013 to 2023, management accreted changes in the redemption value from the date of acquisition to the earliest redemption date using the effective interest method.
Under HKFRS, as the transaction is deemed a 100% acquisition of MAH, no sharing of profit and loss with the NCI is recorded. Under US GAAP, 20% of the profit and loss is attributable to the NCI. However, there is no impact on the profit nor total equity of the PCB Business.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
34	Reconciliation to US GAAP (Continued)
(d)	Derivatives

In February 2009, the Company entered into a foreign exchange forward contract to hedge against the financial liability representing the contingent consideration in connection with its acquisition of 20% NCI of MAH which is denominated in EUR. Under HKFRS, the foreign exchange forward contract qualified as a hedge items and therefore the fair value change of the foreign exchange forward contract has been recognised directly to hedging reserve.

Under US GAAP, the forecasted transaction is not eligible for designation as a hedged transaction because the transaction involves a business combination involving a non-controlling interest in a consolidated subsidiary. As a result, the change in fair value of the foreign exchange forward contract has been recognised through condensed combined income statement.

(e)	Available-for-sale financial asset

In 2007, the PCB Business acquired a 10% interest in Aspocomp Oulu Oy (“Oulu”). Under HKFRS, the PCB Business classified the investment as available-for-sale (“AFS”) financial asset and measured the investment at fair value at the end of reporting period.

Oulu is not publicly traded and the PCB Business calculates the fair value of the investment based on estimated enterprise value which uses an average of EBITDA from the latest two years extracted from Oulu’s unaudited financial results and an enterprise value multiplier of 5.5 times.

Under US GAAP, investments in non-marketable equity securities for which readily determinable fair values are not available are accounted for using the cost method. In general, fair values of unlisted equity securities are considered not readily determinable. As a result, the change in fair value of the investment in Oulu previously debited to the AFS reserve has been reversed.

(f)	Deferred income tax

HKFRS and US GAAP are substantially the same with respect to deferred income tax expense or benefit that affects the PCB Business. The amounts included in the reconciliation show the deferred income tax effects of the differences between HKFRS and US GAAP as described above.

(g)	Presentation of minority interests

Effective 1 January 2009, the PCB Business adopted ASC 810-10-65 “Noncontrolling Interests in Consolidated Financial Statements”. Accordingly, earnings attributable to NCI is included in the profit for the year and NCI is recorded in total equity. The presentation requirements have been applied retrospectively for all years presented.

THE PRINTED CIRCUIT BOARD BUSINESS OF MEADVILLE HOLDINGS LIMITED
NOTES TO THE FINANCIAL STATEMENTS
34	Reconciliation to US GAAP (Continued)
(h)	Cumulative translation adjustment
The impact on cumulative translation adjustment of each reconciling item is included in each respective reconciling item in the reconciliation of capital and reserves attributable to equity holders. The cumulative translation adjustment included in for the years ended 31 December 2007, 2008 and 2009 presented are debit balance of approximately HK$2,291,000, debit balance of approximately HK$18,030,000 and debit balance of approximately HK$274,000 respectively.